    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1996
                                                      REGISTRATION NO. 333-00987
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 2                       [X]

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           ILLINOIS                          6311                  35-1113325
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                  3100 SANDERS ROAD NORTHBROOK, ILLINOIS 60062
                    (Address of Principal Executive Office)

                          MICHAEL J. VELOTTA, ESQUIRE
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                               3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 402-2400
                (Name and Complete Address of Agent for Service)
                            ------------------------

                                   COPIES TO:

       Stephen E. Roth, Esquire                  John R. Hedrick, Esquire
    Sutherland, Asbill and Brennan        Allstate Life Financial Services, Inc.
       1275 Pennsylvania Avenue                     3100 Sanders Road
     Washington, D.C. 20004-2404                Northbrook, Illinois 60062

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  THE ANNUITY CONTRACT COVERED BY THIS REGISTRATION STATEMENT IS TO BE ISSUED
                                    PROMPTLY
 AND FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO     OFFERING PRICE    AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED     BE REGISTERED      PER UNIT     OFFERING PRICE       FEE
Deferred Annuity Contracts and
 Participating Interests
 therein.........................   $15,000,000          *               *           $5,172.41

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NUMBER AND CAPTION                                                  HEADING IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
1.         Forepart of the Registration Statement and Outside     Outside Front Cover Page
           Front Cover Page of Prospectus.......................

2.         Inside Front and Outside Back Cover Pages of           Inside Front Cover
           Prospectus...........................................

3.         Summary Information, Risk Factors and Ratio of         Inside Front Cover; Accumulation Units; Accumulation
           Earnings to Fixed Charges............................  Unit Value

4.         Use of Proceeds......................................  Investments

5.         Determination of Offering Price......................  Not Applicable

6.         Dilution.............................................  Not Applicable

7.         Selling Security Holders.............................  Not Applicable

8.         Plan of Distribution.................................  Purchase of the Contracts; Distribution of the
                                                                  Contracts

9.         Description of Securities to be Registered...........  Purchase of the Contracts; Benefits under the
                                                                  Contract; Charges and other Deductions; Federal Tax
                                                                  Matters; Taxation of Annuities in General

10.        Interests of Named Experts and Counsel...............  Not Applicable

11.        Information with Respect to the Registrant...........  Glenbrook Life and Annuity Company and the Variable
                                                                  Account; Selected Financial Data; Competition;
                                                                  Employees; Properties; State and Federal Regulation;
                                                                  Executive Officers and Directors of the Company;
                                                                  Executive Compensation; Legal Proceedings

12.        Disclosure of Commission Position on Indemnification   Not Applicable
           for Securities Act Liabilities.......................

                 GLENBROOK LIFE MULTI-MANAGER VARIABLE ACCOUNT


                                   OFFERED BY

                       GLENBROOK LIFE AND ANNUITY COMPANY

                             POST OFFICE BOX 94042
                         PALATINE, ILLINOIS 60094-4042
                                1-(800) 755-5275

                 INDIVIDUAL AND GROUP FLEXIBLE PREMIUM DEFERRED
                           VARIABLE ANNUITY CONTRACTS
                             ---------------------

This prospectus describes the "Glenbrook Provider Variable Annuity," a Flexible Premium Deferred Variable Annuity Contract ("Contract") designed to aid you in long-term financial planning and which can be used for retirement planning. The Contracts are issued by Glenbrook Life and Annuity Company ("Company"), a wholly owned subsidiary of Allstate Life Insurance Company. Purchase payments for the Contracts will be allocated to a series of Variable Sub-accounts of the Glenbrook Life Multi-Manager Variable Account ("Variable Account") and/or to a Fixed Account option(s) funded through the Company's general account.

The Contracts are issued as individual Contracts or as group Contracts. In states where the Contracts are available only as group Contracts, a certificate is issued that summarizes the provisions of the group Contract. In certain states, certificates are issued pursuant to the Financial Services Group Insurance Trust, an Illinois Trust. For convenience, this prospectus refers to both Contracts and certificates as "Contracts."


The Variable Account will invest in shares of one or more managed investment companies ("Funds") each of which will have multiple investment Portfolios. All of the Funds which are described in this prospectus may not be available with your Contract. Presently, the Variable Account will invest in shares of the following Funds:



    - Dean Witter Variable Investment Series ("Dean Witter Fund")



    - Dreyfus Variable Investment Fund and The Dreyfus Socially Responsible Growth Fund, Inc. (collectively the "Dreyfus Funds")



    - Fidelity Variable Insurance Products Fund and Fidelity Variable Insurance Products Fund II (collectively the "Fidelity Funds")



    - MFS-Registered Trademark- Variable Insurance Trust ("MFS Fund")



    - Twentieth Century Companies, Inc., TCI Portfolios, Inc. ("TCI Funds")



The DEAN WITTER FUND has four available Portfolios: (1) Dividend Growth (2) European Growth (3) Quality Income Plus and (4) Utilities; the DREYFUS FUNDS have four available Portfolios: (1) VIF Growth and Income (2) VIF Money Market
(3) The Dreyfus Socially Responsible Growth Fund, Inc. and (4) VIF Small Company Stock; the FIDELITY FUNDS have three available Portfolios: (1) VIP II Contrafund
(2) VIP Growth and (3) VIP High Income; the MFS FUND has two available
Portfolios: (1) Emerging Growth Series and (2) Limited Maturity Series; and the TCI FUNDS "Twentieth Century" have two available Portfolios: (1) TCI Balanced and (2) TCI International.



                  The Contract is not available in all states.



At least once each Contract year, the Company will send the Owner an annual statement that contains certain information pertinent to the individual Owner's Contract. The annual statement details values and specific Contract data that applies to each particular Contract. The annual statement does not contain financial statements of the Company, although the Company's financial statements are on page F-1 of this prospectus. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available by personal computer from the SEC's EDGAR database on the world wide web at http://www.sec./gov/edgarhp.htm or through the SEC's web site at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

                            ------------------------

This prospectus presents information you should know before making a decision to invest in the Contract and the available Investment Alternatives.

THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS WHICH HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS; HOWEVER, THE CONTRACTS AND THE INVESTMENTS IN THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, AND THE FUNDS' SHARES ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                     THESE CONTRACTS ARE NOT FDIC INSURED.

The Company has prepared and filed a Statement of Additional Information dated September , 1996 with the U.S. Securities and Exchange Commission. If you wish to receive the Statement of Additional Information, you may obtain a free copy by calling or writing the Company at the address above. For your convenience, an order form for the Statement of Additional Information may be found on page B-2 of this prospectus. Before ordering, you may wish to review the Table of Contents of the Statement of Additional Information on page B-1 of this prospectus. The Statement of Additional Information has been incorporated by reference into this prospectus.

This Prospectus is Valid Only When Accompanied or Preceded By A Current Prospectus For The Funds.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR FUTURE REFERENCE

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1996.

3


                               TABLE OF CONTENTS

                                                     PAGE
Glossary........................................           4
Highlights......................................           5
Summary of Variable Account Expenses............           6
Condensed Financial Information.................           9
Yield and Total Return Disclosure...............           9
Financial Statements............................           9
Glenbrook Life and Annuity Company and the
 Variable Account...............................           9
  Glenbrook Life and Annuity Company............           9
  The Variable Account..........................          10
The Funds.......................................          10
Fixed Account Options...........................          12
  Dollar Cost Averaging Fixed Account...........          12
  Guaranteed Maturity Fixed Account.............          12
    Example of Interest Crediting During the
     Guarantee Period...........................          13
    Withdrawals or Transfers....................          14
    Market Value Adjustment.....................          14
Purchase of the Contracts.......................          14
  Purchase Payment Limits.......................          14
  Free-Look Period..............................          14
  Crediting of Initial Purchase Payment.........          15
  Allocation of Purchase Payments...............          15
  Accumulation Units............................          15
  Accumulation Unit Value.......................          15
  Transfers Among Investment Alternatives.......          15
  Dollar Cost Averaging.........................          16
  Automatic Portfolio Rebalancing...............          16
Benefits Under the Contract.....................          16
  Withdrawals...................................          16
  Income Payments...............................          17
    Payout Start Date for Income Payments.......          17
    Variable Account Income Payments............          17
    Fixed Amount Income Payments................          17
    Income Plans................................          17
Death Benefits..................................          18
  Distribution Upon Death Payment Provisions....          18
  Death Benefit Amount..........................          18
Charges and Other Deductions....................          19
  Deductions from Purchase Payments.............          19
  Withdrawal Charge (Contingent Deferred Sales
   Charge)......................................          19
  Contract Maintenance Charge...................          19
  Administrative Expense Charge.................          20
  Mortality and Expense Risk Charge.............          20
  Taxes.........................................          20
  Transfer Charges..............................          20
  Fund Expenses.................................          20

                                                     PAGE
General Matters.................................          21
  Owner.........................................          21
  Beneficiary...................................          21
  Assignments...................................          21
  Delay of Payments.............................          21
  Modification..................................          21
  Customer Inquiries............................          21
Federal Tax Matters.............................          21
  Introduction..................................          21
  Taxation of Annuities in General..............          21
    Tax Deferral................................          21
    Non-Natural Owners..........................          22
    Diversification Requirements................          22
    Ownership Treatment.........................          22
    Delayed Maturity Dates......................          22
    Taxation of Partial and Full Withdrawals....          22
    Taxation of Annuity Payments................          23
    Taxation of Annuity Death Benefits..........          23
    Penalty Tax on Premature Distributions......          23
    Aggregation of Annuity Contracts............          23
    Tax Qualified Contracts.....................          23
    Restrictions Under Section 403(b) Plans.....          23
    Income Tax Withholding......................          24
Distribution of the Contracts...................          24
Voting Rights...................................          24
Selected Financial Data.........................          24
Management's Discussion and Analysis of
 Financial Condition and Results of Operations..          25
  General.......................................          25
  Results of Operations.........................          25
  Financial Position............................          25
  Liquidity and Capital Resources...............          26
Competition.....................................          27
Employees.......................................          27
Properties......................................          27
State and Federal Regulation....................          27
Executive Officers and Directors of the
 Company........................................          27
Executive Compensation..........................          29
Legal Proceedings...............................          30
Experts.........................................          30
Legal Matters...................................          30
Financial Statements............................         F-1
Appendix A -- Market Value Adjustment...........         A-1
Statement of Additional Information: Table of
 Contents.......................................         B-1
Order Form......................................         B-2

4

                                    GLOSSARY

ACCUMULATION UNIT -- A measure of your ownership interest in a Sub-account of the Variable Account prior to the Payout Start Date. Analogous, though not identical, to a share owned in a mutual fund.

ACCUMULATION UNIT VALUE -- The value of each Accumulation Unit which is calculated each Valuation Date. Each Sub-account of the Variable Account has its own distinct Accumulation Unit Value. Analogous, though not identical, to the share price (net asset value) of a mutual fund.

ANNUITANT(S) -- The person or persons whose life determines the latest Payout Start Date and the amount and duration of any income payments for Income Plan options other than Guaranteed Payments for a Specified Period. Joint annuitants are only permitted on or after the Payout Start Date.

BENEFICIARY(IES) -- The person(s) to whom any benefits are due when a death benefit is payable and there is no surviving Owner.

COMPANY("WE," "US") -- Glenbrook Life and Annuity Company.

CONTRACT -- The Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract, known as the "Glenbrook Provider Variable Annuity" that is described in this prospectus.

CONTRACT ANNIVERSARY -- An anniversary of the date that the Contract was issued.

CONTRACT VALUE -- The value of all amounts accumulated under the Contract prior to the Payout Start Date, equivalent to the Accumulation Units in each Sub-account of the Variable Account multiplied by the respective Accumulation Unit Value, plus the value in the Fixed Account.

CONTRACT YEAR -- A period of 12 months starting with the issue date or any Contract Anniversary.

DOLLAR COST AVERAGING FIXED ACCOUNT -- Purchase payments may be allocated to the Dollar Cost Averaging Fixed Account for the purpose of establishing a Dollar Cost Averaging Program.

GUARANTEED MATURITY FIXED ACCOUNT -- The Guaranteed Maturity Fixed Account is divided into Sub-accounts. These Sub-accounts are distinguished by Guarantee Period(s) and the dates the period(s) begin. The Fixed Sub-accounts are established when purchase payments are allocated to the Guaranteed Maturity Fixed Account; when previous Sub-accounts expire and new Guarantee Periods are selected; and when You transfer an amount to the Guaranteed Maturity Fixed Account. Also known as the "Guaranteed Maturity Account."

GUARANTEE PERIOD -- A period of years for which a specified effective annual interest rate is guaranteed by the Company.

INCOME PLAN -- One of several ways in which a series of payments are made after the Payout Start Date. Income payment amounts may vary based on any Sub-account of the Variable Account and/or may be fixed for the duration of the Income Plan.

INVESTMENT ALTERNATIVES -- The Sub-accounts of the Variable Account and the Fixed Account options.

MARKET VALUE ADJUSTMENT -- The adjustment made to the money distributed from a Sub-account of the Guaranteed Maturity Fixed Account, prior to the end of the Guarantee Period, to reflect the impact of changes in interest rates between the time the Sub-account of the Guaranteed Maturity Fixed Account was established and the time of distribution.

NON-QUALIFIED CONTRACTS -- Contracts other than Qualified Contracts.

OWNER(S)("YOU") -- With respect to individual Contracts, the person or persons designated as the Owner in the Contract. With respect to group Contracts, an individual participant(s) under the Contract.

PAYOUT START DATE -- The date on which income payments begin.

PORTFOLIOS -- The mutual fund Portfolios of the Funds.

QUALIFIED CONTRACTS -- Contracts issued under plans that qualify for special federal income tax treatment under Sections 401(a), 403(a), 403(b) and 408 of the Internal Revenue Code.

VALUATION DATE -- Each day that the New York Stock Exchange is open for business. The Valuation Date does not include such Federal and non-Federal holidays as are observed by the New York Stock Exchange.

VALUATION PERIOD -- The period between successive Valuation Dates, commencing at the close of regular trading on the New York Stock Exchange (which is normally 4:00pm Eastern Time) and ending as of the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- Glenbrook Life Multi-Manager Variable Account, a separate investment account established by the Company to receive and invest purchase payments paid under the Contracts.

VARIABLE SUB-ACCOUNT -- A portion of the Variable Account invested in shares of a corresponding Portfolio. The investment performance of each Variable Sub-account is linked directly to the investment performance of its corresponding Portfolio.

5

HIGHLIGHTS

THE CONTRACT

This Contract is designed for long-term financial planning and retirement planning. Money can be allocated to any combination of Variable Sub-accounts and Fixed Account options. You have access to your funds either through withdrawals of Contract Value or through periodic income payments. You bear the entire investment risk for Contract Values and income payments based upon the Variable Account, because values will vary depending on the investment performance of the Portfolio(s) underlying the Variable Sub-accounts you select. See "Accumulation
Unit Value," page   and "Income Plans," page   . You will also bear the
investment risk of adverse changes in interest rates in the event amounts are prematurely withdrawn or transferred from Sub-accounts of the Guaranteed
Maturity Fixed Account. See "Guaranteed Maturity Fixed Account," page   .

FREE-LOOK

You may cancel the Contract any time within 20 days after receipt of the Contract, or longer of required by state law, and receive a full refund of purchase payments allocated to the Fixed Account options. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation, unless a refund of purchase payments is required by state or federal law.

HOW TO INVEST

Your first purchase payment must be at least $3,000 (for qualified contracts, $2,000). Subsequent purchase payments must be at least $50. Purchase payments may also be made pursuant to an Automatic Addition Program. See "Purchase
Payment Limits," page   . At the time of your application, you will allocate
your purchase payment among the Investment Alternatives. The allocation you specify on the application will be effective immediately. All allocations must be in whole percents from 0% to 100% (total allocation equals 100%) or in whole dollars (total allocation equals entire dollar amount of purchase payment). Allocations may be changed by notifying the Company in writing. See "Allocation
of Purchase Payments," page   .

INVESTMENT ALTERNATIVES

Presently, the Variable Account invests in shares of the following Funds:

    - Dean Witter Variable Investment Series ("Dean Witter Fund")

    - Dreyfus Variable Investment Fund and The Dreyfus Socially Responsible Growth Fund, Inc. (collectively the "Dreyfus Funds")

    - Fidelity Variable Insurance Products Fund and Fidelity Variable Insurance Products Fund II (collectively the "Fidelity Funds")

    - MFS-Registered Trademark- Variable Insurance Trust ("MFS Fund")

    - Twentieth Century Companies, Inc., TCI Portfolios, Inc. ("TCI Fund")

The DEAN WITTER FUND has four available Portfolios: (1) Dividend Growth (2) European Growth (3) Quality Income Plus and (4) Utilities; the DREYFUS FUNDS have four available Portfolios: (1) VIF Growth and Income (2) VIF Money Market
(3) The Dreyfus Socially Responsible Growth Fund, Inc. and (4) VIF Small Company Stock; the FIDELITY FUNDS have three available Portfolios: (1) VIP II Contrafund
(2) VIP Growth and (3) VIP High Income; the MFS FUND has two available
Portfolios: (1) Emerging Growth Series and (2) Limited Maturity Series; and the TCI FUNDS "Twentieth Century" have two available Portfolios: (1) TCI Balanced and (2) TCI International.

The assets of each Portfolio are held separately from the other Portfolios and each has distinct investment objectives and policies which are described in the accompanying prospectuses for the Funds.

In addition to the Variable Account, Owners can also allocate all or part of their purchase payments to the Fixed Account options. See "Fixed Account
Options," on page   .

TRANSFERS AMONG INVESTMENT ALTERNATIVES

Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to the Guaranteed Maturity Fixed Account must be at least $50. Certain Fixed Account transfers may be restricted. See "Transfers Among
Investment Alternatives," page   . You may want to enroll in a Dollar Cost
Averaging Program or an Automatic Portfolio Rebalancing Program. See "Dollar
Cost Averaging," page   , and "Automatic Portfolio Rebalancing," page   .

6

CHARGES AND DEDUCTIONS

The costs of the Contract include: a contract maintenance charge ($35 annually), a mortality and expense risk charge (deducted daily, equal on an annual basis to 1.25% of the Contract's daily net assets of the Variable Account and for Contracts with the optional enhanced death benefit provision, an additional mortality and expense risk charge of .10% is assessed bringing the total mortality and expense risk charge to 1.35%) and an administrative expense charge (deducted daily, equal on an annual basis to .10% of the Contract's daily net assets of the Variable Account). The Company reserves the right to assess a transfer charge ($10 on each transfer in excess of twelve per Contract Year). Additional deductions may be made for certain taxes. See "Contract Maintenance
Charge," page   , "Mortality and Expense Risk Charge," page   , "Administrative
Expense Charge," page   , "Transfer Charges," page   , and "Taxes," page   .

WITHDRAWALS

You may withdraw all or part of the Contract Value before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. Each Contract Year, no withdrawal charges or Market Value Adjustments will be applied to amounts withdrawn up to 15% of the amount of purchase payments. Amounts withdrawn in excess of the 15% may be subject to a withdrawal charge of 0% to 6% depending on how long purchase payments have been invested in the Contract. Amounts withdrawn from a Sub-account of the Guaranteed Maturity Fixed Account, in excess of the 15%, except during the 30 day period after the Guarantee Period expires, will be subject to a Market Value Adjustment. Once the total amount of withdrawals exceed the total amount of purchase payments, future withdrawals will not be
subject to a withdrawal charge. See "Withdrawals," page   , "Withdrawals or
Transfers," page   , "Taxation of Annuities in General," page   and "Withdrawal
Charge," page   .

DEATH BENEFIT

The Company will pay a death benefit prior to the Payout Start Date on the death of any Owner or, if the Owner is not a natural person, the death of the
Annuitant. See "Death Benefit Amount," page   .

INCOME PAYMENTS

You will receive periodic income payments beginning on the Payout Start Date. You may choose among several Income Plans to fit your needs. Income payments may be received for a specified period or for life (either single or joint life), with or without a guaranteed number of payments. You can select income payments that are fixed, variable or a combination of fixed and variable. See "Income
Payments," page   .

SUMMARY OF VARIABLE ACCOUNT EXPENSES

The following table illustrates all expenses and fees that you will incur. The expenses and fees set forth in the table are based on charges under the Contracts and on the expenses of the Variable Account and the underlying Funds.

OWNER TRANSACTION EXPENSES (ALL SUB-ACCOUNTS)

Sales Load Imposed on
 Purchases (as a
 percentage of
 purchase payments)...                     None
Withdrawal Charge (as
 a percentage of
 purchase payments)...                       *

NUMBER OF COMPLETE
YEARS SINCE PURCHASE                 APPLICABLE SALES
PAYMENT BEING                            CHARGE AS
WITHDRAWN WAS MADE                     A PERCENTAGE
- ----------------------              -------------------
    0 years...........                          6%
    1 year............                          6%
    2 years...........                          5%
    3 years...........                          5%
    4 years...........                          4%
    5 years...........                          3%
    6 years or more...                          0%

Transfer Fee..........          **
Contract Maintenance
 Charge...............      $35***

VARIABLE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF
 THE CONTRACT'S AVERAGE NET ASSETS IN THE VARIABLE
 ACCOUNT)
Mortality and Expense
 Risk Charge..........   1.35%****
Administrative Expense
 Charge...............        .10%

Total Variable Account
 Annual Expenses......   1.45%****

- ------------
   * Each Contract Year up to 15% of the amount of purchase payments may be withdrawn without a withdrawal charge or a Market Value Adjustment.

  ** No charges will be imposed on the first twelve transfers in any Contract
     Year. The Company reserves the right to assess a $10 charge for each transfer in excess of twelve in any Contract Year,

7
     excluding transfers due to dollar cost averaging and automatic Portfolio rebalancing.

 *** The Contract Maintenance Charge will be waived if total purchase payments as of a Contract Anniversary or upon a full withdrawal are $50,000 or more or if all monies are allocated to the Fixed Account options on the Contract Anniversary.

**** For Contracts without an enhanced death benefit provision, the mortality and expense risk charge is 1.25%, resulting in total Variable Account annual expenses of 1.35%.

                                 FUND EXPENSES
                        (AS A PERCENTAGE OF FUND ASSETS)


                                          OTHER       TOTAL FUND ANNUAL
PORTFOLIO            MANAGEMENT FEES    EXPENSES          EXPENSES
- -------------------  ---------------  -------------  -------------------
VIS Dividend
 Growth............        0.59%(1)          0.02%            0.61%
VIS European
 Growth............        1.00%             0.17%            1.17%
VIS Utilities......        0.65%(2)          0.03%            0.68%
VIS Quality Income
 Plus..............        0.50%(3)          0.04%            0.54%
VIP Growth.........        0.61%             0.09%            0.70%
VIP High Income....        0.60%             0.11%            0.71%(4)
VIP II
 Contrafund........        0.61%             0.11%            0.72%(4)
Dreyfus Socially
 Responsible
 Growth............        0.75%(5)          0.58%            1.27%(7)
VIF Small Company
 Stock(6)..........        0.75%             0.65%            1.20%(7)
VIF Growth &
 Income............        0.75%             0.20%            0.92%(7)
VIF Money Market...        0.50%             0.15%            0.62%(7)
MFS Emerging Growth
 Series(8).........        0.75%             0.25%            1.00%
MFS Limited
 Maturity
 Series(8).........        0.55%             0.45%            1.00%
TCI
 International.....        1.50%             0.00%            1.50%
TCI Balanced.......        1.00%             0.00%            1.00%


- ---------------

(1) The management fee is 0.625% for net assets of up to $500 million. For net assets which exceed $500 million, but do not exceed $1 billion, the management fee is 0.50% and for net assets that exceed $1 billion, the management fee is 0.475%.

(2) This percentage is applicable to Portfolio net assets of up to $500 million. For net assets which exceed $500 million, the management fee is 0.55%.

(3) This percentage is applicable to Portfolio net assets of up to $500 million. For net assets which exceed $500 million, the management fee is 0.45%.


(4) A portion of the brokerage commissions the fund paid was used to reduce its expenses. With this reduction, total operating expenses were (for High
    Income: 0.71% and Contrafund 0.72% [please note - there were brokerage commissions paid, but they did not affect these ratios]).


(5) The Dreyfus Corporation has undertaken, until December 31, 1996, that if the aggregate expenses of the Fund, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including the management fee, exceed 1.00 of 1% of the value of the Fund's average daily net assets, the Fund may deduct from the payment to be made to Dreyfus under the management agreement, or Dreyfus will bear, such excess expense.

(6) The Dreyfus Corporation has undertaken, until December 31, 1996, that if the aggregate expenses of the Portfolio, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including the management fee, exceed 1.25 of 1% of the value of the Portfolio's average daily net assets, the Portfolio may deduct from the payment to be made to Dreyfus under the management agreement, or Dreyfus will bear, such excess expense. The Total Fund Expense is an annualized figure based off of actual expenses incurred during the period from inception (May 1, 1996) to June 30, 1996.

(7) Total Fund Annual Expenses reflect expense reimbursements for The Dreyfus Socially Responsible Growth Fund, Inc., VIF Small Company Stock, VIF Growth & Income, and VIF Money Market Portfolios of 0.06%, 0.20%, 0.03% and 0.03% respectively.

(8) The Adviser has agreed to bear, subject to reimbursement, expenses for each of the Emerging Growth Series and Limited Maturity Series such that each Series' aggregate operating expenses shall not exceed, on an annual basis, 1.00% of the average daily net assets of the Series from November 2, 1994 through December 31, 1996, 1.25% of the average daily net assets of the Series from January 1, 1997 through December 31, 1998, and 1.50% of the average daily net assets of the Series from January 1, 1999 through December 31, 2004; provided however, that this obligation may be terminated or revised at any time. See "Information Concerning Shares of Each Series -- Expenses" below. Absent this expense arrangement, "Other Expenses" for the Emerging Growth Series and Limited Maturity Series would be 2.16% and 1.00% respectively, and "Total Operating Expenses" would be 2.91% and 1.55% respectively, for these Series. Each Series has an expense offset arrangement which reduces the Series' custodian fee based upon the amount of cash maintained by the Series with its custodian and dividend disbursing agent and may enter into other such arrangements and directed brokerage arrangements (which would also have the effect of reducing the Series' expenses). Any such fee reductions are not reflected under "Other Expenses."

- -------------------------------------------------------

8

EXAMPLE

You (the Owner) would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return under the following circumstances:
If you terminate your Contract or annuitize for a specified period of less than 120 months at the end of the applicable time period:

(WITH ENHANCED DEATH BENEFIT
PROVISION)
PORTFOLIO                           ONE YEAR      THREE YEAR
- --------------------------------  -------------  -------------
VIS Dividend Growth.............    $      73      $     111
VIS European Growth.............    $      79      $     128
VIS Utilities...................    $      74      $     113
VIS Quality Income Plus.........    $      73      $     109
VIP Growth......................    $      74      $     114
VIP High Income.................    $      74      $     114
VIP II Contrafund...............    $      74      $     115
Dreyfus Socially Responsible
 Growth.........................    $      81      $     133
VIF Small Company Stock.........    $      81      $     135
VIF Growth & Income.............    $      77      $     122
VIF Money Market................    $      74      $     112
MFS Emerging Growth Series......    $      77      $     123
MFS Limited Maturity Series.....    $      77      $     123
TCI International...............    $      82      $     138
TCI Balanced....................    $      77      $     123


(WITHOUT ENHANCED DEATH BENEFIT
PROVISION)
PORTFOLIO                           ONE YEAR      THREE YEAR
- --------------------------------  -------------  -------------
VIS Dividend Growth.............    $      72      $     108
VIS European Growth.............    $      78      $     125
VIS Utilities...................    $      73      $     110
VIS Quality Income Plus.........    $      72      $     106
VIP Growth......................    $      73      $     111
VIP High Income.................    $      73      $     111
VIP II Contrafund...............    $      73      $     111
Dreyfus Socially Responsible
 Growth.........................    $      80      $     130
VIF Small Company Stock.........    $      80      $     132
VIF Growth & Income.............    $      76      $     119
VIF Money Market................    $      73      $     109
MFS Emerging Growth Series......    $      76      $     120
MFS Limited Maturity Series.....    $      76      $     120
TCI International...............    $      81      $     135
TCI Balanced....................    $      76      $     120

If you do not terminate your Contract or if you annuitize for a specified period of 120 months or more at the end of the applicable time period:

(WITH ENHANCED DEATH BENEFIT
PROVISION)
PORTFOLIO                           ONE YEAR      THREE YEAR
- --------------------------------  -------------  -------------
VIS Dividend Growth.............    $      22      $      69
VIS European Growth.............    $      28      $      86
VIS Utilities...................    $      23      $      71
VIS Quality Income Plus.........    $      22      $      66
VIP Growth......................    $      23      $      71
VIP High Income.................    $      23      $      72
VIP II Contrafund...............    $      23      $      72
Dreyfus Socially Responsible
 Growth.........................    $      30      $      91
VIF Small Company Stock.........    $      30      $      93
VIF Growth & Income.............    $      26      $      79
VIF Money Market................    $      23      $      70
MFS Emerging Growth Series......    $      26      $      81
MFS Limited Maturity Series.....    $      26      $      81
TCI International...............    $      30      $      93
TCI Balanced....................    $      26      $      81


(WITHOUT ENHANCED DEATH BENEFIT
PROVISION)
PORTFOLIO                           ONE YEAR      THREE YEAR
- --------------------------------  -------------  -------------
VIS Dividend Growth.............    $      21      $      66
VIS European Growth.............    $      27      $      83
VIS Utilities...................    $      22      $      68
VIS Quality Income Plus.........    $      21      $      63
VIP Growth......................    $      22      $      68
VIP High Income.................    $      22      $      69
VIP II Contrafund                   $      22      $      69
Dreyfus Socially Responsible
 Growth.........................    $      29      $      88
VIF Small Company Stock.........    $      29      $      90
VIF Growth & Income.............    $      25      $      76
VIF Money Market................    $      22      $      67
MFS Emerging Growth Series......    $      25      $      78
MFS Limited Maturity Series.....    $      25      $      78
TCI International...............    $      30      $      93
TCI Balanced....................    $      25      $      78

THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSE. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of the table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. The table reflects expenses of the Variable Account and the Fund. Premium taxes, which vary from 0-3.5% depending on the state where the Contract is sold, are not reflected in the example.

9

CONDENSED FINANCIAL INFORMATION

Condensed financial information for the Glenbrook Life Multi-Manager Variable Account is not included because, as of the date of this prospectus, the Variable Account had not yet commenced operations and had no assets, liabilities, or income.

YIELD AND TOTAL RETURN DISCLOSURE

From time to time the Variable Account may advertise the yield and total return investment performance of one or more Sub-accounts. Yield and standardized total return advertisements include all charges and expenses attributable to the Contracts. Including these fees has the effect of decreasing the advertised performance of a Sub-account, so that a Sub-account's investment performance will not be directly comparable to that of an ordinary mutual fund.

When a Sub-account advertises its standardized total return it will be calculated for one year, five years, and ten years or since inception if the Sub-account has not been in existence for such periods. Total return is measured by comparing the value of an investment in the Sub-account at the end of the relevant period to the value of the investment at the beginning of the period.

In addition to the standardized total return, the Sub-account may advertise a non-standardized total return. This figure may be calculated for one year, five years, and ten years or other periods. Non-standardized total return is measured in the same manner as the standardized total return described above, except that the withdrawal charges under the Contract are not deducted. Therefore, a non-standardized total return for a Sub-account can be higher than a standardized total return for a Sub-account.

Certain Sub-accounts may advertise yield in addition to total return. Except in the case of the Money Market Sub-account, the yield will be computed in the following manner: the net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period, and then annualized. This figure reflects the recurring charges at the separate account level.

The Money Market Sub-account may advertise, in addition to the total return, either yield or the effective yield. The yield in this case refers to the income generated by an investment in that Sub-account over a seven-day period net of recurring charges at the separate account level. The income is then annualized (i.e., the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment). The effective yield is calculated similarly but when annualized, the income earned by an investment in the Money Market Sub-account is assumed to be reinvested at the end of each seven-day period. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment during a 52-week period.

The Variable Account may also disclose yield, standard total return, and non-standard total return for periods prior to the date that the Variable Account commenced operations. For periods prior to the date the Variable Account commenced operations, performance information for the Sub-accounts will be calculated based on the performance of the underlying Portfolios and the assumption that the Sub-accounts were in existence for the same periods as those of the underlying Portfolios, with a level of charges equal to those currently assessed against the Sub-accounts.

Please refer to the Statement of Additional Information for a further description of the method used to calculate a Sub-account's yield and total return.

FINANCIAL STATEMENTS

The financial statements of Glenbrook Life and Annuity Company are on page F-1 of this prospectus. The financial statements of Glenbrook Life Multi-Manager Variable Account are not included in the Statement of Additional Information because, as of the date of this prospectus, the Variable Account had not yet commenced operations and had no assets, liabilities, or income.

GLENBROOK LIFE AND ANNUITY COMPANY AND THE VARIABLE ACCOUNT

GLENBROOK LIFE AND ANNUITY COMPANY

The Company is the issuer of the Contract. The Company is a stock life insurance company which was organized under the laws of the State of Illinois in 1992. The Company was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 the Company was known as "United Standard Life Assurance Company" and from 1983 to 1992 the Company was known as "William Penn Life Assurance Company of America." As of the date of this prospectus, the Company is licensed to operate in the District of Columbia and all states except New York. The Company intends to market the Contract in those jurisdictions in which it is licensed to operate. The Company's home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

The Company is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life

10
insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate is owned by The Allstate Corporation ("Corporation").

The Company and Allstate Life entered into a reinsurance agreement, effective June 5, 1992, under which the Company reinsures substantially all of its business with Allstate Life. Under the reinsurance agreement, Fixed Account purchase payments are automatically transferred to Allstate Life and become invested with the assets of Allstate Life, and Allstate Life accepts 100% of the liability under such contracts.

THE VARIABLE ACCOUNT

Established on January 15, 1996, the Glenbrook Life Multi-Manager Variable Account is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940. However, such registration does not signify that the Commission supervises the management or investment practices or policies of the Variable Account. The investment performance of the Variable Account is entirely independent of both the investment performance of the Company's general account and the performance of any other separate account.

The Variable Account has been divided into fifteen Sub-accounts, each of which invests solely in its corresponding Portfolio of the Funds. Additional Variable Sub-accounts may be added at the discretion of the Company.

The assets of the Variable Account are held separately from the other assets of the Company. They are not chargeable with liabilities incurred in the Company's other business operations. Accordingly, the income, capital gains and capital losses, realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business the Company may conduct. The Company's obligations arising under the Contracts are general corporate obligations of the Company.

THE FUNDS

The Variable Account will invest in shares of one or more Funds. The Funds are registered with the Securities and Exchange Commission as open-end, series, management investment companies. Registration of the Funds does not involve supervision of their management, investment practices or policies by the Securities and Exchange Commission. The Funds' Portfolios are designed to provide investment vehicles for variable insurance contracts of various insurance companies, in addition to the Variable Account.

The Funds available for investment by the Variable Account as of the date of this Prospectus are listed below:

I.  DEAN WITTER FUND

    - DIVIDEND GROWTH PORTFOLIO -- seeks to provide reasonable current income and long-term growth of income and capital by investing primarily in common stock of companies with a record of paying dividends and the potential for increasing dividends.

    - EUROPEAN GROWTH PORTFOLIO -- seeks to maximize the capital appreciation on its investments by investing primarily in securities issued by issuers located in Europe.

    - QUALITY INCOME PLUS PORTFOLIO -- seeks, as its primary objective, to earn a high level of current income and, as a secondary objective, capital appreciation, but only when consistent with its primary objective, by investing primarily in debt securities issued by the U.S. Government, its agencies and instrumentalities, including zero coupon securities, and in fixed-income securities rated A or higher by Moody's Investors Service, Inc. (Moody's) or Standard & Poor's Corporation (Standard & Poor's) or non-rated securities of comparable quality, and by writing covered call and put options against such securities.

    - UTILITIES PORTFOLIO -- seeks to provide current income and long-term growth of income and capital by investing primarily in equity and fixed-income securities of companies engaged in the public utilities industry.

Dean Witter InterCapital Inc. ("InterCapital"), Two World Trade Center, New York, New York 10048, is the Fund's Investment Manager. InterCapital is a wholly-owned subsidiary of Dean Witter, Discover & Co. Morgan Grenfell Investment Services Limited, 20 Finsbury Circus, London, England, is the Sub-Advisor of the European Growth Portfolio of the Fund.

II.  DREYFUS FUNDS

    - VIF GROWTH & INCOME PORTFOLIO -- seeks to provide long-term capital growth, current income and

11
      growth of income, consistent with reasonable investment risk.

    - VIF MONEY MARKET PORTFOLIO -- seeks to provide as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

    - THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. -- seeks to provide capital growth. Current income is a secondary goal. Invests principally in common stocks, or securities convertible into common stock, of companies which, in the opinion of the Fund's management, not only meet traditional investment standards, but also show evidence that they conduct their business in a manner that contributes to the enhancement of the quality of life in America.

    - VIF SMALL COMPANY STOCK PORTFOLIO -- seeks to provide investment results that are greater than the total return performance of publicly-traded common stocks in the aggregate, as represented by the Russell 2500-TM-Index. Invests primarily in a portfolio of equity securities of small- to medium-sized domestic issuers, while attempting to maintain volatility and diversification similar to that of the Russell 2500-TM- Index.

The Dreyfus Corporation, 200 Park Avenue, New York, New York 10166, was formed in 1947 and serves as the Fund's investment manager. The Dreyfus Corporation is a wholly-owned subsidiary of Mellon Bank, N.A., which is a wholly-owned subsidiary of Mellon Bank Corporation.

III.  FIDELITY FUNDS

    - VIP II CONTRAFUND -- seeks capital appreciation by investing in companies that Fidelity Management & Research Company ("FMR") believes to be undervalued due to an overly pessimistic appraisal by the public.

    - VIP GROWTH -- seeks capital appreciation by investing primarily in common stocks. The fund may also pursue capital appreciation through the purchase of bonds and preferred stocks.

    - VIP HIGH INCOME -- seeks high current income by investing primarily in all types of income-producing debt securities, preferred stocks, and convertible securities.

Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts, is the Investment Manager of the Funds.

IV.  MFS FUND

    - EMERGING GROWTH SERIES -- seeks to provide long-term growth of capital. Dividend and interest income from portfolio securities, if any, is incidental to the Portfolio's investment objective of long-term growth of capital.

    - LIMITED MATURITY SERIES -- the primary investment objective is to provide as high a level of current income as is believed to be consistent with prudent investment risk. The Portfolio's secondary objective is to protect shareholders' capital.

MFS manages each Series pursuant to an Investment Advisory Agreement with the Trust on behalf of each Portfolio. MFS provides the Series with overall investment advisory and administrative services, as well as general office facilities.

V.  TWENTIETH CENTURY FUNDS

    - TCI BALANCED -- the investment objective of TCI Balanced is capital growth and current income. It will seek to achieve its investment objective by maintaining approximately 60% of the assets of TCI Balanced in common stocks that are considered by management to have better-than-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.

    - TCI INTERNATIONAL -- the investment objective of TCI International is Capital Growth. It will seek to achieve its investment objective by investing primarily in an internationally diversified portfolio of common stocks that are considered by management to have prospects for appreciation. The fund will invest primarily in securities of issuers located in developed markets.

Investors Research Corporation ("Investors Research") serves as the investment manager of TCI Portfolios. Its principal place of business is Twentieth Century Tower, 4500 Main Street, Kansas City, Missouri 64111.

Shares of the Funds are not deposits or obligations of, or guaranteed or endorsed by, any bank and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

An investment in the Dreyfus VIF Money Market Portfolio is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share.

12

All dividends and capital gains distributions from the Portfolios are automatically reinvested in shares of the distributing Portfolio at their net asset value.

There is no assurance that the Portfolios will attain their respective stated objectives. Additional information concerning the investment objectives and policies of the Portfolios can be found in the current prospectuses for the Funds accompanying this prospectus.

You will find more complete information about the Portfolios, including the risks associated with each Portfolio, in the accompanying prospectuses. You should read the prospectuses for the Funds in conjunction with this prospectus.

THE FUND PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE CONCERNING THE ALLOCATION OF PURCHASE PAYMENTS TO A PARTICULAR VARIABLE SUB-ACCOUNT.

FIXED ACCOUNT OPTIONS

DOLLAR COST AVERAGING FIXED ACCOUNT

Purchase payments allocated to the Dollar Cost Averaging Fixed Account become part of the general account of the Company, which supports insurance and annuity obligations. The general account consists of the general assets of the Company other than those in segregated asset accounts.

Instead of you bearing the investment risk, as is the case for amounts in the Variable Account or in other segregated asset accounts of the Company, we bear the investment risk for all amounts in the Dollar Cost Averaging Fixed Account. We have sole discretion to invest the assets of the Dollar Cost Averaging Fixed Account, subject to applicable law. We guarantee that the amounts allocated to the Dollar Cost Averaging Fixed Account will be credited interest at a net effective annual interest rate at least equal to the minimum guaranteed rate found in the Contract. Currently, the amount of interest credited in excess of the guaranteed rate will vary periodically at the sole discretion of the Company. Any interest held in the Dollar Cost Averaging Fixed Account does not entitle an Owner to share in the investment experience of the general account.

Money allocated to the Dollar Cost Averaging Fixed Account earns interest for a one year period at the current rate in effect at the time of allocation. After the one year period, a renewal rate will be declared. Subsequent renewal dates will be every twelve months for each payment. The renewal interest rate will be guaranteed by us for a full year and will not be less than the minimum guaranteed rate found in the Contract. We may declare more than one interest rate for different monies based upon the date of allocation to the Dollar Cost Averaging Fixed Account. Any interest credited to amounts allocated to the Dollar Cost Averaging Fixed Account in excess of the guaranteed rate found in the Contract will be determined at the sole discretion of the Company.

Purchase payments may be allocated to the Dollar Cost Averaging Fixed Account for the purpose of establishing a Dollar Cost Averaging Program. Each purchase payment and all its earnings must be transferred out of the Dollar Cost Averaging Fixed Account via Dollar Cost Averaging within 36 months of the payment. At the end of 36 months, any remaining payment and associated earnings will be transferred to the Money Market portfolio.

Surrenders and withdrawals from the Dollar Cost Averaging Fixed Account may be delayed for up to six months.

Interests in the Dollar Cost Averaging Fixed Account are not registered with the Securities and Exchange Commission ("SEC") and the SEC does not review disclosure related to or supervise the operations of this account.

GUARANTEED MATURITY FIXED ACCOUNT

Purchase payments and transfers allocated to one or more of the Sub-accounts of the Guaranteed Maturity Fixed Account become part of the general account of the Company. Each Sub-account offers a separate interest rate Guarantee Period. Guarantee Periods will be offered at the Company's discretion and may range from one to ten years. Presently, the Company offers Guarantee Periods of one, three, five, seven and ten years. The Owner must select the Sub-account(s) to which to allocate each purchase payment and transfer. No less than $50 may be allocated to any one Sub-account. The Company reserves the right to limit the number of additional purchase payments. The Guaranteed Maturity Fixed Account option may not be available in all states. Please consult with your sales representative for current information.

Interest is credited daily to each Sub-account at a rate which compounds to the effective annual interest rate declared for each Sub-account's Guarantee Period that has been selected.

13

The following example illustrates how the Sub-account value for a Sub-account of the Guaranteed Maturity Fixed Account would grow given an assumed purchase payment, Guarantee Period, and effective annual interest rate:

EXAMPLE OF INTEREST CREDITING DURING THE GUARANTEE PERIOD:

Purchase Payment:...............................................................  $10,000.00
Guarantee Period:...............................................................    5 years
Effective Annual Rate:..........................................................      4.75%

                             END OF CONTRACT YEAR:

                                                YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5
                                             ------------  ------------  ------------  ------------  ------------
Beginning Sub-Account Value                  $  10,000.00
  X (1 + Effective Annual Rate)                    1.0475
                                             ------------
                                             $  10,475.00
Sub-Account Value at end of Contract                       $  10,475.00
  year 1 X (1 + Effective Annual Rate)                           1.0475
                                                           ------------
                                                           $  10,972.56
Sub-Account Value at end of Contract                                     $  10,972.56
  year 2 X (1 + Effective Annual Rate)                                         1.0475
                                                                         ------------
                                                                         $  11,493.76
Sub-Account Value at end of Contract                                                   $  11,493.76
  year 3 X (1 + Effective Annual Rate)                                                       1.0475
                                                                                       ------------
                                                                                       $  12,039.71
Sub-Account Value at end of Contract                                                                 $  12,039.71
  year 4 X (1 + Effective Annual Rate)                                                                     1.0475
                                                                                                     ------------
Sub-Account Value at end of Guarantee
  Period:                                                                                            $  12,611.60
                                                                                                     ------------
                                                                                                     ------------

TOTAL INTEREST CREDITED IN GUARANTEE PERIOD:  $2,611.60 ($12,611.60 -
$10,000.00)

NOTE: The above illustration assumes no withdrawals of any amount during the entire five year period. A withdrawal charge and a Market Value Adjustment may apply to any amount withdrawn in excess of 15% of the amount of purchase payments. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

The Company has no specific formula for determining the rate of interest that it will declare initially or in the future. Such interest rates will be reflective of investment returns available at the time of the determination. In addition, the management of the Company may also consider various other factors in determining interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. For current interest rate information, please contact your sales representative or the Company's customer support unit at 1(800)755-5275.

THE MANAGEMENT OF THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO THE INTEREST RATES TO BE DECLARED. THE COMPANY CAN NEITHER PREDICT NOR GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

At the end of a Guarantee Period, a notice will be mailed to the Owner outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires the Owner may:

    - take no action and the Company will automatically renew the Sub-account value to a Guarantee Period of the same duration to be established as of the day the previous Guarantee Period expired; or

    - notify the Company to apply the Sub-account value to a new Guarantee Period or periods to be established as of the day the previous Guarantee Period expired; or

    - notify the Company to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

14

    - receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been renewed at the shortest Guarantee Period then being offered with current interest credited from the date the Guarantee Period expired.

The Automatic Laddering Program allows the Owner to choose, in advance, one renewal Guarantee Period for all renewing Sub-accounts. The Owner can select the Automatic Laddering Program at any time during the accumulation phase, including on the issue date. The Automatic Laddering Program will continue until the Owner gives written notice to the Company. The Company reserves the right to discontinue this Program. For additional information on the Automatic Laddering Program, please call the Company's Customer Support Unit at 1(800)755-5275.

WITHDRAWALS OR TRANSFERS

Withdrawals in excess of the free withdrawal amount and transfers, paid from a Sub-account of the Guaranteed Maturity Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value
Adjustment. See "Market Value Adjustment" section on page   for additional
details.

The amount received by the Owner under a withdrawal request equals the amount requested, adjusted by any Market Value Adjustment, less any applicable withdrawal charge (based upon the amount requested prior to any Market Value Adjustment), less premium taxes and withholding (if applicable), less any applicable transfer fee.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment reflects the relationship between (1) the Treasury Rate for the original Guarantee Period at the time of the request for withdrawal or transfer, and (2) the Treasury Rate for the original Guarantee Period at the time the Sub-account was established. As such, the Owner bears some investment risk under the Contract. Treasury Rate means the U.S. Treasury Note Constant Maturity yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

Generally, if the Treasury Rate at the time the Sub-account was established is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to the Owner or transferred. Similarly, if the Treasury Rate at the time the Sub-account was established is lower than the applicable current Treasury Rate (interest rate for a period equal to the original Guarantee Period), then the Market Value Adjustment will result in a lower amount payable to the Owner or transferred.

For example, assume the Owner purchases a Contract and selects an initial Guarantee Period of five years and the five year Treasury Rate for that duration is 4.75%. Assume that at the end of 3 years, the Owner makes a partial withdrawal. If, at that later time, the current five year Treasury Rate is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to the Owner. Similarly, if the current five year Treasury Rate is 7.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to the Owner.

The formula for calculating the Market Value Adjustment is set forth in Appendix A to this prospectus, which also contains additional illustrations of the application of the Market Value Adjustment.

PURCHASE OF THE CONTRACTS

PURCHASE PAYMENT LIMITS

Your first purchase payment must be at least $3,000 unless the Contract is a Qualified Contract, in which case the first purchase payment must be at least $2,000. All subsequent purchase payments must be $50 or more and may be made at any time prior to the Payout Start Date. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered. Subsequent purchase payments may also be made from your bank account through Automatic Additions. The minimum purchase payment for allocation to the Dollar Cost Averaging Fixed Account or any Sub-account of the Guaranteed Maturity Fixed Account is $50. Please consult with your sales representative for detailed information about Automatic Additions.

We reserve the right to limit the maximum amount of purchase payments we will accept.

FREE-LOOK PERIOD

You may cancel the Contract any time within 20 days after receipt of the Contract, or longer if required by state law, and receive a full refund of purchase payments allocated to the Fixed Account Options. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation unless a refund of purchase payments is required by state or federal law.

15

CREDITING OF INITIAL PURCHASE PAYMENT

The initial purchase payment accompanied by a duly completed application will be credited to the Contract within two business days of receipt by us at our home office. If an application is not duly completed, we will credit the purchase payments to the Contract within five business days or return it at that time unless you specifically consent to us holding the purchase payment until the application is complete. We reserve the right to reject any application. Subsequent purchase payments will be credited to the Contract at the close of the Valuation Period in which the purchase payment is received by the Company at its home office.

ALLOCATION OF PURCHASE PAYMENTS

On the application, you instruct us how to allocate the purchase payment among the Investment Alternatives. Purchase payments may be allocated in whole percents, from 0% to 100% (total allocation equals 100% of the purchase payment), or in whole dollar amounts (total allocation equals the purchase payment), to any Investment Alternative. Unless you notify us in writing otherwise, subsequent purchase payments are allocated according to the allocation for the previous purchase payment. Any change in allocation instructions will be effective at the time we receive the notice in good order.

ACCUMULATION UNITS

Each purchase payment allocated to the Variable Account will be credited to the Contract as Accumulation Units. For example, if a $10,000 purchase payment is credited to the Contract when the Accumulation Unit value equals $10, then 1,000 Accumulation Units would be credited to the Contract. The Variable Account, in turn, purchases shares of the corresponding Portfolio.

ACCUMULATION UNIT VALUE

The Accumulation Units in each Sub-account of the Variable Account are valued separately. The value of Accumulation Units will change each Valuation Period according to the investment performance of the shares purchased by each Variable Sub-account and the deduction of certain expenses and charges.

The value of an Accumulation Unit in a Variable Sub-account for any Valuation Period equals the value of the Accumulation Unit as of the immediately preceding Valuation Period, multiplied by the Net Investment Factor for that Sub-account for the current Valuation Period. The Net Investment Factor for a Valuation Period is a number representing the change, since the last Valuation Date in the value of Sub-account assets per Accumulation Unit due to investment income, realized or unrealized capital gain or loss, deductions for taxes, if any, and deductions for the mortality and expense risk charge and administrative expense charge.

TRANSFERS AMONG INVESTMENT ALTERNATIVES

Amounts may be transferred among Investment Alternatives, subject to the following restrictions. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to or from more than one Investment Alternative on the same day are treated as one transfer.


Transfers among Investment Alternatives before the Payout Start Date may be made at any time. After the Payout Start Date, if the Income Plan depends on any person's life, transfers among Sub-accounts of the Variable Account or from a variable amount income payment to a fixed amount income payment may be made only once every six months and may not be made during the first six months following the Payout Start Date. After the Payout Start Date, if the Income Plan does not depend on any person's life, transfers among Sub-accounts of the Variable Account or from a variable amount income payment to a fixed amount income payment may be made immediately. After the Payout Start Date, transfers from a fixed amount income payment are not allowed.


Telephone transfer requests will be accepted by the Company if received at 1(800)755-5275 by 3:00 p.m., Central Time. Telephone transfer requests received at any other telephone number or after 3:00 p.m., Central Time will not be accepted by the Company. Telephone transfer requests received before 3:00 p.m., Central Time are effected at the next computed value. The Company utilizes procedures which the Company believes will provide reasonable assurance that telephone authorized transfers are genuine. Such procedures include taping of telephone conversations with persons purporting to authorize such transfers and requesting identifying information from such persons. Accordingly, the Company disclaims any liability for losses resulting from such transfers by reason of their allegedly not having been properly authorized. However, if the Company does not take reasonable steps to help ensure that such authorizations are valid, the Company may be liable for such losses.

The minimum amount that may be transferred into a Sub-account of the Guaranteed Maturity Fixed Account is $50. No transfers are allowed into the Dollar Cost Averaging Fixed Account. Any transfer from a Sub-account of the Guaranteed Maturity Fixed Account at a time other than

16
during the 30 day period after a Guarantee Period expires will be subject to a Market Value Adjustment.

The Company reserves the right to waive transfer restrictions.

DOLLAR COST AVERAGING

Transfers may be made automatically through Dollar Cost Averaging prior to the Payout Start Date. Dollar Cost Averaging permits the Owner to transfer a specified amount every month from the Dollar Cost Averaging Fixed Ac-count or the Money Market Sub-account, to any Sub-account of the Variable Account. Dollar Cost Averaging cannot be used to transfer amounts to the Guaranteed Maturity Fixed Account. In addition, such transfers are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.

The theory of Dollar Cost Averaging is that, if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in the Dollar Cost Averaging program does not assure you of a greater profit from your purchases under the program; nor will it prevent or alleviate losses in a declining market.

AUTOMATIC PORTFOLIO REBALANCING

Transfers may be made automatically through Automatic Portfolio Rebalancing prior to the Payout Start Date. By electing Automatic Portfolio Rebalancing, all of the money allocated to Sub-accounts of the Variable Account will be rebalanced to the desired allocation on a quarterly basis, determined from the first date that you decide to rebalance. Each quarter, money will be transferred among Sub-accounts of the Variable Account to achieve the desired allocation.

The desired allocation will be the allocation initially selected, unless subsequently changed. You may change the allocation at any time by giving us written notice. The new allocation will be effective with the first rebalancing that occurs after we receive the written request. We are not responsible for rebalancing that occurs prior to receipt of the written request.

Transfers made through Automatic Portfolio Rebalancing are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.

Any money allocated to the Fixed Account Options will not be included in the rebalancing.

BENEFITS UNDER THE CONTRACT

WITHDRAWALS

You may withdraw all or part of the Contract Value at any time prior to the earlier of the death of the Owner (or the Annuitant if the Owner is not a natural person) or the Payout Start Date. The amount available for withdrawal is the Contract Value next computed after the Company receives the request for a withdrawal at its home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, contract maintenance charges, income tax withholding, penalty tax and premium taxes. Withdrawals from the Variable Account will be paid within seven days of receipt of the request, subject to postponement in certain circumstances. See "Delay of Payments," page
  .

Money can be withdrawn from the Variable Account or the Fixed Account. To complete the partial withdrawal from the Variable Account, the Company will redeem Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. The Owner must name the Investment Alternative from which the withdrawal is to be made. If none is named, then the withdrawal request is incomplete and cannot be honored.

The minimum partial withdrawal is $50. If the Contract Value after a partial withdrawal would be less than $2,000, then the Company will treat the request as one for termination of the Contract and the entire Contract Value, adjusted by any Market Value Adjustment, less any charges and premium taxes, will be paid out.

Partial withdrawals may also be taken automatically through Systematic Withdrawals on a monthly, quarterly, semi-annual or annual basis. Systematic Withdrawals of $50 or more may be requested at any time prior to the Payout Start Date. At the Company's discretion, Systematic Withdrawals may not be offered in conjunction with Dollar Cost Averaging or Automatic Portfolio Rebalancing.

Partial and full withdrawals may be subject to income tax and a 10% tax penalty.
This tax and penalty are explained in "Federal Tax Matters," on page   .

After the Payout Start Date, withdrawals are only permitted when payments from the Variable Account are being made that do not involve life contingencies. In that case, you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments due, less any applicable withdrawal charge.

17

INCOME PAYMENTS

PAYOUT START DATE FOR INCOME PAYMENTS

The Payout Start Date is the day that income payments will start under the Contract. You may change the Payout Start Date at any time by notifying the Company in writing of the change at least 30 days before the scheduled Payout Start Date. The Payout Start Date must be (a) at least one month after the issue date; and (b) no later than the day the Annuitant reaches age 90, or the 10th anniversary of the issue date, if later.

VARIABLE ACCOUNT INCOME PAYMENTS

The amount of Variable Account income payments depends upon the investment experience of the Sub-accounts selected by the Owner and any premium taxes, the age and sex of the Annuitant, and the Income Plan chosen. The Company guarantees that the amount of the income payment will not be affected by (1) actual mortality experience and (2) the amount of the Company's administration expenses.

The Contracts offered by this prospectus contain income payment tables that provide for different benefit payments to men and women of the same age (except in states which require unisex annuity tables). Nevertheless, in accordance with the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS, in certain employment-related situations, annuity tables that do not vary on the basis of sex will be used.

The total income payments received may be more or less than the total purchase payments made because (a) Variable Account income payments vary with the investment results of the underlying Portfolios, and (b) Annuitants may not live as long as, or may live longer than, expected.

The Income Plan option selected will affect the dollar amount of each income payment. For example, if an Income Plan for a Life Income is chosen, the income payments will be greater than income payments under an Income Plan for a Life Income with Guaranteed Payments.

If the actual net investment experience of the Variable Account is less than the assumed investment rate, then the dollar amount of the income payments will decrease. The dollar amount of the income payments will stay level if the net investment experience equals the assumed investment rate and the dollar amount of the income payments will increase if the net investment experience exceeds the assumed investment rate. For purposes of the Variable Account income payments, the assumed investment rate is 3 percent. For more detailed information as to how Variable Account income payments are determined, see the Statement of Additional Information.

FIXED AMOUNT INCOME PAYMENTS

Income payment amounts derived from any monies allocated to any Fixed Account Option are guaranteed for the duration of the Income Plan. The income payment based upon any fixed amount income payment is calculated by applying the portion of the Contract Value in any Fixed Account Option on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the income payment table selected or such other value as we are offering at that time.

INCOME PLANS

The Income Plans include:

    INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS

    The Company will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

    INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS

    The Company will make payments for as long as either the Annuitant or Joint Annuitant, named at the time of Income Plan selection, is living. If both the Annuitant and the Joint Annuitant die before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

    INCOME PLAN 3 -- GUARANTEED NUMBER OF PAYMENTS

    The Company will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to 360. The mortality and expense risk charge will be deducted from Variable Account assets supporting these payments even though the Company does not bear any mortality risk.

The Owner may change the Income Plan until 30 days before the Payout Start Date. If an Income Plan is chosen which depends on the Annuitant or Joint Annuitant's life, proof of age will be required before income payments begin. Applicable premium taxes will be assessed.

18

In the event that an Income Plan is not selected, the Company will make income payments in accordance with Income Plan 1 with Guaranteed Payments for 120 Months. At the Company's discretion, other Income Plans may be available upon request. The Company currently uses sex-distinct annuity tables. However, if legislation is passed by Congress or the states, the Company reserves the right to use income payment tables which do not distinguish on the basis of sex. Special rules and limitations may apply to certain qualified contracts.

If the Contract Value to be applied to an Income Plan is less than $2,000, or if the monthly payments determined under the Income Plan are less than $20, the Company may pay the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum or change the payment frequency to an interval which results in income payments of at least $20.

DEATH BENEFITS

DISTRIBUTION UPON DEATH PAYMENT PROVISIONS

A distribution upon death may be paid to the Owner determined immediately after the death if, prior to the Payout Start Date:

    - any Owner dies; or

    - the Annuitant dies and the Owner is not a natural person.

If the Owner eligible to receive a distribution upon death is not a natural person, then the Owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the Owner is a natural person, the Owner may elect to receive a distribution upon death in one or more distributions or periodic payments through an Income Plan.

A death benefit will be paid: 1) if the Owner elects to receive the death benefit in a single payment distributed within 180 days of the date of death; and 2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the settlement value will be paid. The settlement value is the same amount that would be paid in the event of withdrawal of the Contract Value. The Company will calculate the settlement value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death. In any event, the entire distribution upon death must be distributed within five years after the date of death unless a surviving spouse continues the Contract or an Income Plan is selected in accordance with the following sections:

Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

    - the life of the Owner; or

    - a period not to exceed the life expectancy of the Owner; or

    - the life of the Owner with payments guaranteed for a period not to exceed the life expectancy of the Owner.

If the surviving spouse of the deceased Owner is the new Owner, then the spouse may elect one of the options listed above or may continue the Contract in the accumulation phase as if the death had not occurred. The Company will only permit the Contract to be continued once. If the Contract is continued in the accumulation phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the standard death benefit is equal to the greatest of:

    (a) the Contract Value on the date the Company determines the death benefit; or

    (b) the Settlement Value on the date the Company determines the death benefit; or

    (c) the Contract Value on each Death Benefit Anniversary prior to the date the Company determines the death benefit adjusted by any purchase payments, withdrawals* and charges made between such Death Benefit Anniversary and the date the Company determines the death benefit. A Death Benefit Anniversary is every seventh Contract Anniversary beginning with the issue date. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

For Contracts with the optional enhanced death benefit provision, the death benefit will be the greater of (a) through (c) above, or (d) below:

    (d) the greatest of the anniversary values as of the date the Company determines the death benefit. The anniversary value is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by an adjustment

19
        for any partial withdrawals* since that anniversary. Anniversary values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit, or (ii) the oldest Owner's or the Annuitant's, if the Owner is not a natural person, attained age 80.

* The adjustment for withdrawals is equal to the Contract Value on a Death Benefit Anniversary or Contract Anniversary multiplied by the ratio of the withdrawal amount to the Contract Value immediately prior to the to the withdrawal.

The value of the death benefit will be determined at the end of the Valuation Period during which the Company receives a complete request for payment of the death benefit, which includes due proof of death.

The Company will not settle any death claim until it receives due proof of death.

CHARGES AND OTHER DEDUCTIONS

DEDUCTIONS FROM PURCHASE PAYMENTS

No deductions are made from purchase payments. Therefore, the full amount of every purchase payment is invested in the Investment Alternative(s).

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE)

You may withdraw the Contract Value at any time before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant.

There are no withdrawal charges on amounts withdrawn up to 15% of the amount of purchase payments. Amounts withdrawn in excess of this may be subject to a withdrawal charge. Amounts not subject to a withdrawal charge and not withdrawn in a Contract Year are not carried over to later Contract Years. Withdrawal charges, if applicable, will be deducted from the amount paid.

For purposes of calculating the amount of the withdrawal charge, withdrawals are assumed to come from purchase payments first, beginning with the oldest payment. Withdrawals made after all purchase payments have been withdrawn, will not be subject to a withdrawal charge. For partial withdrawals, the Contract Value will be adjusted to reflect the amount of payment requested by the Owner, any withdrawal charge, any applicable taxes and any Market Value Adjustment.

Withdrawals in excess of the free withdrawal amount will be subject to a withdrawal charge as set forth below:

COMPLETE YEARS SINCE                   APPLICABLE
PURCHASE PAYMENT BEING                 WITHDRAWAL
WITHDRAWN WAS MADE                 CHARGE PERCENTAGE
- --------------------------------  --------------------
0 YEARS.............................................6%
1 YEAR..............................................6%
2 YEARS.............................................5%
3 YEARS.............................................5%
4 YEARS.............................................4%
5 YEARS.............................................3%
6 YEARS OR MORE.....................................0%

Withdrawal charges will be used to pay sales commissions and other promotional or distribution expenses associated with the marketing of the Contracts. The Company does not anticipate that the withdrawal charges will cover all distribution expenses in connection with the Contract.

In addition, federal and state income tax may be withheld from withdrawal amounts. Certain terminations may also be subject to a federal tax penalty. See "Federal Tax Matters," page .

The Company will waive any withdrawal charge prior to the Payout Start Date if
1) at least 30 days after the Contract Date any Owner (or Annuitant if the Owner is not a natural person) is first confined to a long term care facility or hospital for at least 90 consecutive days, confinement is prescribed by a physician and is medically necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 120 days after discharge or 2) any Owner (or Annuitant if the Owner is not a natural person) is diagnosed with a terminal illness. The withdrawal charge will also be waived on withdrawals taken to satisfy IRS required minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract. If applicable, such withdrawals will be subject to a Market Value Adjustment.

CONTRACT MAINTENANCE CHARGE

A contract maintenance charge is deducted annually from the Contract Value to reimburse the Company for its actual costs in maintaining each Contract and the Variable Account. The Company guarantees that the amount of this charge will not exceed $35 per Contract Year over the life of the Contract. Prior to the Payout Start Date, this charge will be waived if the total purchase payments are $50,000 or more on a Contract Anniversary or if all money is allocated to the Fixed Account on the Contract Anniversary. After the Payout Start Date, this charge will be waived if total purchase payments are $50,000 or more as of the Payout Start Date.

20

Maintenance costs include but are not limited to expenses incurred in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit and Annuity Unit values; and issuing reports to Owners and regulatory agencies. The Company does not expect to realize a profit from this charge.

On each Contract Anniversary prior to the Payout Start Date, the contract maintenance charge will be deducted from Sub-accounts of the Variable Account in the same proportion that the Owner's value in each bears to the Owner's total value in all Sub-accounts of the Variable Account. After the Payout Start Date, a pro rata share of the annual contract maintenance charge will be deducted from each income payment. For example, 1/12 of the $35, or $2.92, will be deducted if there are twelve income payments during the Contract Year. A pro-rated contract maintenance charge will be deducted if the Contract is terminated on any date other than a Contract Anniversary.

ADMINISTRATIVE EXPENSE CHARGE

The Company will deduct an administrative expense charge which is equal, on an annual basis, to .10% of the daily net assets the Owner has allocated to the Sub-accounts of the Variable Account. This charge is designed to cover actual administrative expenses which exceed the revenues from the contract maintenance charge. The Company does not intend to profit from this charge. The Company believes that the administrative expense charge and contract maintenance charge have been set at a level that will recover no more than the actual costs associated with administering the Contracts. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract.

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct a mortality and expense risk charge which is equal, on an annual basis, to 1.25% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. The Company estimates that .80% is attributable to the assumption of mortality risks and .45% is attributable to the assumption of expense risks. For Contracts with the optional enhanced death benefit provision, the mortality and expense risk charge will be deducted daily, at a rate equal on an annual basis to 1.35% of the daily net assets in the Variable Account. The assessment of the additional .10% for the enhanced death benefit is attributed to the assumption of additional mortality risks. The Company guarantees that the percentage for this charge will not increase over the life of the Contract.

The mortality risk arises from the Company's guarantee to cover all death benefits and to make income payments in accordance with the Income Plan selected and the Income Payment Tables.

The expense risk arises from the possibility that the contract maintenance and administrative expense charge, both of which are guaranteed not to increase, will be insufficient to cover actual administrative expenses.

If the mortality and expense risk charge is insufficient to cover the Company's mortality costs and excess expenses, the Company will bear the loss. If the charge is more than sufficient, the Company will retain the balance as profit. The Company currently expects a profit from this charge. Any such profit, as well as any other profit realized by the Company and held in its general account (which supports insurance and annuity obligations), would be available for any proper corporate purpose, including, but not limited to, payment of distribution expenses.

TAXES

The Company will deduct applicable state premium taxes or other similar policyholder taxes relative to the Contract (collectively referred to as "premium taxes") either at the Payout Start Date, or when a total withdrawal occurs. Current premium tax rates range from 0 to 3.5%. The Company reserves the right to deduct premium taxes from the purchase payments.

At the Payout Start Date, the charge for premium taxes will be deducted from each Investment Alternative in the proportion that the Owner's value in the Investment Alternative bears to the total Contract Value.

TRANSFER CHARGES

The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year, excluding transfers through Dollar Cost Averaging and Automatic Portfolio Rebalancing. The Company is presently waiving this charge.

FUND EXPENSES

A complete description of the expenses and deductions from the Portfolios is found in the prospectuses for the Funds. This prospectus is accompanied by the prospectuses for the Funds.

21

GENERAL MATTERS

OWNER

The Owner has the sole right to exercise all rights and privileges under the Contract, except as otherwise provided in the Contract. The Contract cannot be jointly owned by both a non-natural person and a natural person.

BENEFICIARY

Subject to the terms of any irrevocable Beneficiary designation, the Owner may change the Beneficiary at any time by notifying the Company in writing. Any change will be effective at the time it is signed by the Owner, whether or not the Owner is living when the change is received by the Company. The Company will not, however, be liable as to any payment or settlement made prior to receiving the written notice.

Unless otherwise provided in the Beneficiary designation, if a Beneficiary predeceases the Owner and there are no other surviving beneficiaries or if the Owner does not name a Beneficiary, the new Beneficiary will be: the Owner's spouse if living; otherwise, the Owner's children, equally, if living; otherwise, the Owner's estate. Multiple Beneficiaries may be named. Unless otherwise provided in the Beneficiary designation, if more than one Beneficiary survives the Owner, the surviving Beneficiaries will share equally in any amounts due.

ASSIGNMENTS

The Company will not honor an assignment of an interest in a Contract as collateral or security for a loan. Otherwise, the Owner may assign benefits under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. No assignment will bind the Company unless it is signed by the Owner and filed with the Company. The Company is not responsible for the validity of an assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments.

DELAY OF PAYMENTS

Payment of any amounts due from the Variable Account under the Contract will occur within seven days, unless:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.  An emergency exists as defined by the Securities and Exchange Commission; or

3. The Securities and Exchange Commission permits delay for the protection of the Owners.

Payments or transfers from the Fixed Account may be delayed for up to 6 months. If payment or transfer is delayed for 30 days or more, the Company will pay interest as required by applicable law.

MODIFICATION

The Company may not modify the Contract without the consent of the Owner except to make the Contract meet the requirements of the Investment Company Act of 1940, or to make the Contract comply with any changes in the Internal Revenue Code or to make any changes required by the Code or by any other applicable law.

CUSTOMER INQUIRIES

The Owner or any persons interested in the Contract may make inquiries regarding the Contract by calling or writing your representative or the Company at:

GLENBROOK LIFE AND ANNUITY COMPANY
POST OFFICE BOX 94042
PALATINE, ILLINOIS 60094-4042
1-(800) 755-5275

FEDERAL TAX MATTERS

INTRODUCTION

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. THE COMPANY MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT. Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on the individual circumstances of each person. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL

Generally, an annuity contract owner is not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where (1) the owner is a natural

22
person, (2) the investments of the Variable Account are "adequately diversified" in accordance with Treasury Department Regulations, and (3) the issuing insurance company, instead of the annuity owner, is considered the owner for federal income tax purposes of any separate account assets funding the contract.

NON-NATURAL OWNERS

As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes and the income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. There are several exceptions to the general rule for contracts owned by non-natural persons which are discussed in the Statement of Additional Information.

DIVERSIFICATION REQUIREMENTS

For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" in accordance with the standards provided in the Treasury regulations. If the investments in the Variable Account are not adequately diversified, then the Contract will not be treated as an annuity contract for federal income tax purposes and the Owner will be taxed on the excess of the Contract Value over the investment in the Contract. Although the Company does not have control over the Portfolios or their investments, the Company expects the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT

In connection with the issuance of the regulations on the adequate diversification standards, the Department of the Treasury announced that the regulations do not provide guidance concerning the extent to which contract owners may direct their investments among Sub-accounts of a variable account. The Internal Revenue Service has previously stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, Treasury announced that guidance would be issued in the future regarding the extent that owners could direct their investments among Sub-accounts without being treated as owners of the underlying assets of the Variable Account. As of the date of this prospectus, no such guidance has been issued.

The ownership rights under this contract are similar to, but different in certain respects from, those described by the Service in rulings in which it was determined that contract owners were not owners of separate account assets. For example, the owner of this contract has the choice of more investment options to which to allocate premiums and contract values, and may be able to transfer among investment options more frequently than in such rulings. These differences could result in the contract owner being treated as the owner of the assets of the Variable Account. In those circumstances, income and gains from the Variable Account assets would be includible in the Contract Owners' gross income. In addition, the Company does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. It is possible that Treasury's position, when announced, may adversely affect the tax treatment of existing contracts. The Company, therefore, reserves the right to modify the Contract as necessary to attempt to prevent the Owner from being considered the federal tax owner of the assets of the Variable Account. However, the Company makes no guarantee that such modification to the contract will be successful.

DELAYED MATURITY DATES

If the contract's scheduled maturity date is at a time when the annuitant has reached an advanced age, e.g., past age 85, it is possible that the contract would not be treated as an annuity. In that event, the income and gains under the contract could be currently includible in the owner's income.

TAXATION OF PARTIAL AND FULL WITHDRAWALS

In the case of a partial withdrawal under a non-qualified contract, amounts received are taxable to the extent the contract value before the withdrawal exceeds the investment in the contract. The investment in the contract is the gross premium or other consideration paid for the contract reduced by any amounts previously received from the contract to the extent such amounts were properly excluded from the owner's gross income. In the case of a partial withdrawal under a qualified contract, the portion of the payment that bears the same ratio to the total payment that the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, can be excluded from income. In the case of a full withdrawal under a non-qualified contract or a qualified contract, the amount received will be taxable only to the extent it exceeds the investment in the contract. If an individual transfers an annuity contract without full and adequate consideration to a person other than the individual's

23
spouse (or to a former spouse incident to a divorce), the owner will be taxed on the difference between the contract value and the investment in the contract at the time of transfer. Other than in the case of certain qualified contracts, any amount received as a loan under a contract, and any assignment or pledge (or agreement to assign or pledge) of the contract value is treated as a withdrawal of such amount or portion. The contract provides a death benefit that in certain circumstances may exceed the greater of the payments and the contract value. As described elsewhere in the prospectus, the Company imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the contract.

TAXATION OF ANNUITY PAYMENTS

Generally, the rule for income taxation of payments received from an annuity contract provides for the return of the owner's investment in the contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. In the case of variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the contract by the total number of expected payments. In the case of fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. Once the total amount of the investment in the contract is excluded using these ratios, the annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant for his last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS

Amounts may be distributed from an annuity contract because of the death of an owner or annuitant. Generally, such amounts are includible in income as follows:
(1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal or (2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

There is a 10% penalty tax on the taxable amount of any premature distribution from a non-qualified annuity contract. The penalty tax generally applies to any distribution made prior to the owner attaining age 59 1/2. However, there should be no penalty tax on distributions to owners (1) made on or after the owner attains age 59 1/2; (2) made as a result of the owner's death or disability; (3) made in substantially equal periodic payments over life or life expectancy; (4) made under an immediate annuity; or (5) attributable to an investment in the contract before August 14, 1982. Similar rules apply for distributions under certain qualified contracts. A competent tax advisor should be consulted to determine if any other exceptions to the penalty apply to your specific circumstances.

AGGREGATION OF ANNUITY CONTRACTS

All non-qualified deferred annuity contracts issued by the Company (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS

Annuity contracts may be used as investments with certain tax qualified plans such as: (1) Individual Retirement Annuities under Section 408(b) of the Code;
(2) Simplified Employee Pension Plans under Section 408(k) of the Code; (3) Tax Sheltered Annuities under Section 403(b) of the Code; (4) Corporate and Self Employed Pension and Profit Sharing Plans; and (5) State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. In the case of certain tax qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the contract.

RESTRICTIONS UNDER SECTION 403(B) PLANS

Section 403(b) of the Code provides for tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. In accordance with the requirements of Section 403(b), any annuity contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only after the employee attains age 59 1/2, separates from service, dies, becomes disabled or on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship). These limitations do not apply to withdrawals where the Company is directed to transfer some or all of the contract value to another Section 403(b) plans.

24

INCOME TAX WITHHOLDING

The Company is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless an individual elects to make a "direct rollover" of such amounts to another qualified plan or Individual Retirement Account or Annuity (IRA). Eligible rollover distributions generally include all distributions from qualified contracts, excluding IRAs, with the exception of
(1) required minimum distributions, or (2) a series of substantially equal periodic payments made over a period of at least 10 years, or the life (joint lives) of the participant (and beneficiary). For any distributions from non-qualified annuity contracts, or distributions from qualified contracts which are not considered eligible rollover distributions, the Company may be required to withhold federal and state income taxes unless the recipient elects not to have taxes withheld and properly notifies the Company of such election.

DISTRIBUTION OF THE CONTRACTS

Allstate Life Financial Services, Inc. ("ALFS"), 3100 Sanders Road, Northbrook Illinois, a wholly owned subsidiary of Allstate Life, acts as the principal underwriter of the Contracts. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934 and became a member of the National Association of Securities Dealers, Inc. on June 30, 1993. Contracts are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

Commissions paid may vary, but in aggregate are not anticipated to exceed 6.50% of any purchase payment. In addition, under certain circumstances, certain sellers of the Contracts may be paid persistency bonuses which will take into account, among other things, the length of time purchase payments have been held under a Contract, and Contract Values. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. These commissions are intended to cover distribution expenses. In addition, sale of the Contract may count toward incentive program awards for the registered representative.

The underwriting agreement with ALFS provides for indemnification of ALFS by the Company for liability to Owners arising out of services rendered or Contracts issued.

VOTING RIGHTS

The Owner or anyone with a voting interest in the Sub-account of the Variable Account may instruct the Company on how to vote at shareholder meetings of the Fund. The Company will solicit and cast each vote according to the procedures set up by the Fund and to the extent required by law. The Company reserves the right to vote the eligible shares in its own right, if subsequently permitted by the Investment Company Act of 1940, its regulations or interpretations thereof.

Fund shares as to which no timely instructions are received will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Sub-account. Voting instructions to abstain on any item to be voted upon will be applied on a pro-rata basis to reduce the votes eligible to be cast.

Before the Payout Start Date, the Owner holds the voting interest in the Sub-account of the Variable Account. (The number of votes for the Owner will be determined by dividing the Contract Value attributable to a Sub-account by the net asset value per share of the applicable eligible Portfolio.)

After the Payout Start Date, the person receiving income payments has the voting interest. After the Payout Start Date, the votes decrease as income payments are made and as the reserves for the Contract decrease. That person's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible Portfolio.

SELECTED FINANCIAL DATA

The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning on page F-1.

GLENBROOK LIFE AND ANNUITY COMPANY
SELECTED FINANCIAL DATA
($ IN THOUSANDS)

YEAR-END FINANCIAL
DATA                    1995       1994       1993       1992(2)
- --------------------  ---------  ---------  ---------  -----------
For The Years Ended
 December 31:
  Income Before
   Taxes............  $   4,455  $   2,017  $     836   $     337
  Net Income........      2,879      1,294        529         212
As of December 31:
  Total Assets(1)...  1,409,705    750,245    169,361      12,183

- ---------------

(1) The Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on December 31, 1993. See Note 3 to Financial Statements.

25

(2)  For the period from April 1, 1992 (date of inception) to December 31, 1992.

QUARTERLY FINANCIAL DATA            1996       1995
- --------------------------------  ---------  ---------
For The Quarters Ended June 30:
  Income Before Taxes...........  $     941  $   1,022
  Net Income....................        605        659
As of June 30:
  Total Assets..................  1,867,268  1,101,366

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

The following highlights significant factors influencing results of operations and financial position.

Glenbrook Life and Annuity Company ("the Company"), which is wholly owned by Allstate Life Insurance Company ("Allstate Life"), currently issues flexible premium fixed annuities, and beginning in 1995, flexible premium deferred variable annuity contracts through its separate accounts. The Company markets its products through banks and other financial institutions.

The Company reinsures all of its annuity deposits with Allstate Life, and all life insurance in-force with other reinsurers. Accordingly, the financial results reflected in the Company's statements of operations relate only to the investment of those assets of the Company that are not transferred to Allstate Life or other reinsurers under the reinsurance treaties.

Separate account assets and liabilities are legally segregated and carried at fair value in the statements of financial position. The separate account investment portfolios were initially funded with a $10 million seed money contribution from the Company in 1995. Investment income and realized gains and losses of the separate account investments, other than the portion related to the Company's participation, accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's statements of operations.

RESULTS OF OPERATIONS

                                1995       1994       1993
                              ---------  ---------  ---------
                                      $ IN THOUSANDS
Net investment income.......  $   3,996  $   2,017  $     753
                              ---------  ---------  ---------
Realized capital gains
 (losses), after tax........  $     298  $      --  $      54
                              ---------  ---------  ---------
Net income..................  $   2,879  $   1,294  $     529
                              ---------  ---------  ---------
Fixed income securities, at
 amortized cost.............  $  44,112  $  51,527  $   9,543
                              ---------  ---------  ---------

Net investment income increased $2.0 million in 1995, and $1.3 million in 1994. In both years, the increases were attributable to an increased level of investments, including the Company's participation in the separate accounts during 1995, and a $40 million capital contribution received from Allstate Life in the third quarter of 1994. Net income increases of $1.6 million and $0.8 million reflect the change in net investment income in both years.


Realized capital gains after tax of $0.3 million in 1995 were the result of sales of investments to fund the Company's participation in the separate accounts.


FINANCIAL POSITION

                                     1995       1994
                                   ---------  ---------
                                      $ IN THOUSANDS
Fixed income securities, at fair
 value...........................  $  48,815  $  49,807
                                   ---------  ---------
Unrealized net capital gains
 (losses) (1)....................  $   5,164  $  (1,720)
                                   ---------  ---------
Separate Account assets, at fair
 value...........................  $  15,578  $      --
                                   ---------  ---------
Contractholder funds.............  $1,340,925 $ 696,854
                                   ---------  ---------
Reinsurance recoverable from
 Allstate Life...................  $1,340,925 $ 696,854
                                   ---------  ---------

- ---------------
(1) Unrealized net capital gains (losses) exclude the effect of deferred income taxes.

Fixed income securities are classified as available for sale and carried in the statements of financial position at fair value. Although the Company generally intends to hold its fixed income securities for the long-term, such classification affords the Company flexibility in managing the portfolio in response to changes in market conditions.

At December 31, 1995 unrealized capital gains were $5.2 million compared to unrealized capital losses of $1.7 million at December 31, 1994. The significant change in the unrealized capital gain/loss position is primarily attributable to declining interest rates.

At December 31, 1995 both contractholder funds and amounts recoverable from Allstate Life under reinsurance treaties reflect an increase of $644 million. These increases result from sales of the Company's single and flexible premium deferred annuities partially offset by surrenders. Reinsurance recoverable from Allstate Life relates to policy benefit obligations ceded to Allstate Life.


The Company's participation in the separate accounts of $10.5 million at December 31, 1995 is included in the separate accounts' assets. Unrealized net capital gains arising from the Company's participation in the separate accounts was $0.3 million, net of tax, at December 31, 1995.

26

LIQUIDITY AND CAPITAL RESOURCES


Allstate Life made a $40 million capital contribution to the Company in the third quarter of 1994.

Under the terms of intercompany reinsurance agreements, assets of the Company that relate to insurance in-force, excluding separate account assets, are transferred to Allstate Life or other reinsurers, who maintain investment portfolios which support the Company's products.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 1996


GENERAL

The following highlights significant factors influencing results of operations and changes in financial position of Glenbrook Life and Annuity Company (the "Company"). It should be read in conjunction with the discussion and analysis and financial statements thereto found under Items 7 and 8 of Part II of the Glenbrook Life and Annuity Company Annual Report on Form 10-K.

The Company, which is wholly owned by Allstate Life Insurance Company ("Allstate Life"), issues flexible premium fixed annuity contracts, indexed annuity contracts and single premium life insurance policies. In addition, the Company issues flexible premium deferred variable annuity contracts, the assets and liabilities of which are legally segregated and reflected in the accompanying statements of financial position as the assets and liabilities of the Separate Accounts. The Company markets its products through banks and other financial institutions.

The Company reinsures substantially all of its annuity deposits with Allstate Life, and all life insurance in force with other unaffiliated reinsurers. Accordingly, the financial results reflected in the Company's statements of operations do not include income related to those assets that are transferred to Allstate Life or other reinsurers under the reinsurance treaties.


Separate account assets and liabilities are carried at fair value in the statements of financial position. Certain separate account investment portfolios established in 1995 were initially funded with a $10 million seed money contribution from the Company in 1995. Investment income and realized gains and losses of the separate account investments, other than the portion related to the Company's participation, accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's statements of operations.


RESULTS OF OPERATIONS

                             THREE MONTHS ENDED     SIX MONTHS ENDED
                                  JUNE 30,              JUNE 30,
                            --------------------  --------------------
                              1996       1995       1996       1995
                            ---------  ---------  ---------  ---------

                              ($ IN THOUSANDS)      ($ IN THOUSANDS)
Net investment income.....  $     941  $   1,022  $   1,864  $   2,018
Net income................  $     605  $     659  $   1,199  $   1,301
Fixed income securities,
 at amortized cost........  $  45,730  $  52,352  $  45,730  $  52,352


Pre-tax net investment income decreased 7.9% to $941 thousand for the second quarter of 1996 compared to $1,022 thousand for the same period in 1995 and decreased 7.6% to $1,864 thousand for the first six months of 1996 compared to $2,018 thousand for the same period in 1995. The decreases reflect the impact of the Company's $10 million investment in the variable funds of the separate account, whose assets are invested predominantly in equity securities. The dividend yield on the variable funds is significantly below the level of interest earned on fixed income securities in which the $10 million was invested prior to the fourth quarter of 1995.


FINANCIAL POSITION

At June 30, 1996, unrealized net capital gains before tax were $2.6 million compared to $5.2 million at December 31, 1995. The change in unrealized gains in the fixed income portfolio is due to the effect of rising interest rates.

At June 30, 1996 both contractholder funds and amounts recoverable from Allstate Life under reinsurance treaties reflect a 27.8% increase of $372.7 million as compared to December 31, 1995. These increases result from sales of the Company's flexible premium fixed annuity contracts, partially offset by surrenders. Reinsurance recoverable from Allstate Life relates to policy benefit obligations ceded to Allstate Life.


Separate account assets increased by $83.5 million and separate account liabilities increased by $82.9 million as compared to December 31, 1995. The increases were primarily attributable to increased sales of flexible premium deferred variable annuity contracts.


LIQUIDITY AND CAPITAL RESOURCES


Under the terms of intercompany reinsurance agreements, assets of the Company that relate to insurance in force, excluding separate account assets, are transferred to Allstate Life or other reinsurers, which maintain investment portfolios that support the Company's products.

27

COMPETITION

The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities competing in the sale of insurance and annuities. There are approximately 2,000 stock, mutual and other types of insurers in business in the United States. Several independent rating agencies regularly evaluate life insurer's claims-paying ability, quality of investments and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of the Company. A.M. Best Company also assigns the Company the rating of A+(r) because the Company automatically reinsures all business with Allstate Life. Standard & Poor's Insurance Rating Services assigns AA+ (Excellent) to Glenbrook Life's claims-paying ability and Moody's assigns an Aa3 (Excellent) financial stability rating to Glenbrook Life. These ratings do not relate to the investment performance of the Variable Account.

EMPLOYEES

As of December 31, 1995, Allstate Life had approximately 43 employees at its home office in Northbrook, Illinois who work primarily on the Company's matters.

PROPERTIES

The Company occupies office space provided by its parent, Allstate Life, in Northbrook, Illinois. Expenses associated with these offices are allocated on a direct and indirect basis to the Company.

STATE AND FEDERAL REGULATION

The insurance business of the Company is subject to comprehensive and detailed regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

Under insurance guaranty fund law, in most states, insurers doing business therein can be assessed up to prescribed limits for contract owner losses incurred as a result of company insolvencies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

In addition, several states, including Illinois, regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, controls on medical care costs, removal of barriers preventing banks from engaging in the securities and insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

The directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).

LOUIS G. LOWER, II, 50, Chief Executive Officer and Chairman of the Board
(1995)*
Also 1995 - Present Director of Allstate Indemnity Company; 1995 - Present Chairman of the Board and Chief Executive Officer of Glenbrook Life Insurance Company; 1995 - Present Chairman of the Board and Director of Laughlin Group Holdings, Inc.; 1995 - Present Chairman of the Board and Chief Executive Officer of Northbrook Life Insurance Company; 1995 - Present Director of Deerbrook Insurance Company; 1993 - Present Chairman of the Board, President and Director of The Northbrook Corporation; 1991 - Present Director of Allstate Life Financial Services, Inc.; 1991 - Present Chairman of the Board, President and Director of Glenbrook Life Insurance Company; 1990 - Present Director of Saison Life Insurance

28
Co., LTD.; 1990 - Present Trustee of The Allstate Foundation; 1990 - Present Chairman of the Board and Director of Allstate Settlement Corporation; 1990 - Present Chairman of the Board, Chief Executive Officer and Director of Lincoln Benefit Life; 1990 - Present Chairman of the Board, Chief Executive Officer and Director of Surety Life Insurance Company; 1990 - Present President and Director of Allstate Life Insurance Company; 1990 - Present Director of Northbrook Life Insurance Company; 1990 - Present Chairman of the Board, President and Director of Allstate Life Insurance Company of New York; 1987 - Present Director of Allstate Insurance Company.

MICHAEL J. VELOTTA, 50, Vice President, Secretary, General Counsel, and Director
(1992)*
Also from 1995 - Present Secretary and Director of Laughlin Group Holdings, Inc.; 1994 - Present Secretary of Allstate Life Financial Services, Inc.; 1994 - Present Secretary of Allstate Settlement Corporation; 1993 - Present Director and Secretary of The Northbrook Corporation; 1993 - Present Director of Allstate Life Financial Services, Inc.; 1993 - Present Director of Allstate Settlement Corporation; 1993 - Present Vice President, Secretary and General Counsel of Allstate Life Insurance Company of New York; 1992 - Present Director of Allstate Life Insurance Company of New York; 1992 - Present Director and Vice President, Secretary and General Counsel of Allstate Life Insurance Company; 1992 - Present Director and Vice President, Secretary and General Counsel of Northbrook Life Insurance Company; 1992 - Present Director of Surety Life Insurance Company; 1992 - Present Director of Lincoln Benefit Life Company; 1992 - Present Director and Vice President, Secretary and General Counsel of Glenbrook Life Insurance Company.


PETER H. HECKMAN, 50, President, Chief Operating Officer and Director (1992)*


Also from 1995 - Present Director of Laughlin Group Holdings, Inc.; 1993 - Present Director and Vice President of Allstate Settlement Corporation; 1991 - Present Vice President and Controller of The Northbrook Corporation; 1990 - Present Vice President and Director of Glenbrook Life Insurance Company; 1990 - Present Director of Allstate Life Insurance Company of New York; 1990 - Present Director of Surety Life Insurance Company; 1990 - Present Director of Lincoln Benefit Life Company; 1989 - Present Vice President of Allstate Life Insurance Company of New York; 1988 - Present Director, President and Chief Operating Officer of Northbrook Life Insurance Company; 1988 - Present Director and Vice President - Finance of Allstate Life Insurance Company.



G. CRAIG WHITEHEAD, 50, Senior Vice President and Director (1995)*

Also 1995 - Present Director of Laughlin Group Holdings, Inc.; 1995 - Present Director of Glenbrook Life Insurance Company; 1991 - Present Assistant Vice President of Allstate Life Insurance Company; 1991 - Present Assistant Vice President of Glenbrook Life Insurance Company.

BARRY S. PAUL, 40, Assistant Vice President and Controller (1992)*
Also 1995 - Present Controller of Allstate Life Insurance Company; 1995 - Present Controller of Northbrook Life Insurance Company; 1995 - Present Controller of Allstate Settlement Corporation; 1991 - Present Assistant Vice President and Controller of Allstate Life Insurance Company of New York; 1991 - President Assistant Vice President and Controller of Glenbrook Life Insurance Company; 1988 - Present Assistant Vice President of Northbrook Life Insurance Company; and 1988 - Present Assistant Vice President of Allstate Life Insurance Company.

JAMES P. ZILS, 45, Treasurer (1995)*
Also 6/10/96 - Present Vice President and Treasurer of Allstate Investment Management Company; 3/7/96 - Present Chairman of the Board, Director and Treasurer of Northbrook Holdings, Inc.; 1995 - Present Treasurer Laughlin Group Holdings, Inc.; 1995 - Present Treasurer of Allstate Life Insurance Company of New York; 1995 - Present Treasurer of Allstate Life Financial Services, Inc.; 1995 - Present Treasurer of Allstate Life Insurance Company; 1995 - Present Treasurer of Allstate Settlement Corporation; 1995 - Present Treasurer of Glenbrook Life Insurance Company; 1995 - Present Treasurer of Northbrook Life Insurance Company; 1995 - Present Treasurer of The Northbrook Corporation; 1995
- -Present Vice President and Treasurer of AEI Group, Inc.; 1995 - Present Treasurer of Allstate International Inc.; 1995 - Present Vice President and Treasurer of Allstate Motor Club, Inc.; 1995 - Present Vice President and Treasurer of Direct Marketing Center Inc.; 1995 - Present Vice President and Treasurer of Enterprises Services Corporation; 1995 - Present Treasurer of The Allstate Foundation; 1995 - Present Vice President and Treasurer of Forestview Mortgage Insurance Company; 1995 - Present Vice President and Treasurer of Allstate Indemnity Company; 1995 - Present Treasurer Allstate Insurance Company; 1995 - Present Vice President and Treasurer of Allstate Property and Casualty; 1995 - Present Treasurer of Deerbrook Insurance; 1995 - Present Vice President and Treasurer of First Assurance Company; 1995 - Present Vice President and Treasurer of Northbrook Indemnity; 1995 - Present Vice President and Treasurer of Northbrook National Insurance Company; 1995 - Present Vice President and Treasurer of Northbrook Property and Casualty; 1993 - Present Vice

29
President of Allstate Insurance Company; 1991 - 1993 Assistant Vice President of Allstate Insurance Company.

CASEY J. SYLLA, 53, Chief Investment Officer (1995)*
Also 6/10/96 - Present Chairman of the Board, President and Director of Allstate Investment Management Company; 4/5/96 - Present Executive Vice President and Chief Investment Officer of Allstate International Inc.; 1995 - Present Chief Investment Officer of AEI Group, Inc.; 1995 - Present Chief Investment Officer of Allstate County Mutual; 1995 - Present Director of Allstate Insurance Company; 1995 - Present Director of Allstate Indemnity Company; 1995 - Present Chief Investment Officer of Allstate International Inc.; 1995 - Present Chief Investment Officer of Allstate Motor Club, Inc.; 1995 - Present Director of Allstate Property and Casualty Insurance Company; 1995 - Present Chief Investment Officer of Allstate Texas Lloyd's, Inc.; 1995 - Present Director of Deerbrook Insurance Company; 1995 - Present Chief Investment Officer of Direct Marketing Center Inc.; 1995 - Present Chief Investment Officer of Enterprises Services Corporation; 1995 - Present Director of First Assurance Company; 1995 - Present Director of Northbrook Indemnity Company; 1995 - Present Director of Northbrook National Insurance Company; 1995 - Present Director of Northbrook Property and Casualty Insurance Company; 1995 - Present Chief Investment Officer of Tech-Cor, Inc.; 1995 - Present Chief Investment Officer of The Allstate Foundation; 1995 - Present Chief Investment Officer of Allstate Life Insurance Company of New York; 1995 - Present Chief Investment Officer and Director of Allstate Life Insurance Company; 1995 - Present Chief Investment Officer of Northbrook Life Insurance Company; 1995 - Present Chief Investment Officer of Glenbrook Life Insurance Company; 1995 - Present Chief Investment Officer of Allstate Settlement Corporation; 1995 - Present Chief Investment Officer of The Northbrook Corporation; 1995 - Present Senior Vice President and Chief Investment Officer of Allstate Insurance Company; 1995 - Present Senior Vice President and Chief Investment Officer of Allstate Indemnity; 1995 - Present Senior Vice President and Chief Investment Officer of Allstate Property and Casualty; 1995 - Present Senior Vice President and Chief Investment Officer of Deerbrook; 1995 - Present Senior Vice President and Chief investment Officer of First Assurance; 1995 - Present Senior Vice President and Chief Investment Officer of Northbrook Indemnity; 1995 - Present Senior Vice President and Chief Investment Officer of Northbrook National; 1995 - Present Senior Vice President and Chief Investment Officer of Northbrook Property and Casualty; 1992 - 1995 Senior Vice President and Executive Officer Investments of Northwestern Mutual Life Insurance Company.

* Date elected to current office.

EXECUTIVE COMPENSATION

Executive officers of the Company also serve as officers of Allstate Life and receive no compensation directly from the Company. Some of the officers also serve as officers of other companies affiliated with the Company. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of the Company. However, no officer's compensation allocated to the Company exceeded $100,000 in 1995. The allocated cash compensation of all officers of the Company as a group for services rendered in all capacities to the Company during 1995 totaled $5,976.86. Directors of the Company receive no compensation in addition to their compensation as employees of the Company.

Shares of the Company and Allstate Life are not directly owned by any director or officer of the Company. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all directors and officers of the Company as a group, does not exceed one percent of the class outstanding.

30

                           SUMMARY COMPENSATION TABLE
                         (ALLSTATE LIFE INSURANCE CO.)

                                                                                      LONG TERM COMPENSATION
                                                                       ----------------------------------------------------
                                          ANNUAL COMPENSATION                   AWARDS                    PAYOUTS
                                  -----------------------------------  ------------------------  --------------------------

         (A)              (B)        (C)        (D)          (E)           (F)          (G)         (H)           (I)
                                                                                    SECURITIES
                                                                                    UNDERLYING
                                                        OTHER ANNUAL   RESTRICTED    OPTIONS/      LTIP        ALL OTHER
NAME AND PRINCIPAL                 SALARY      BONUS    COMPENSATION      STOCK        SARS       PAYOUTS    COMPENSATION
POSITION                 YEAR        ($)        ($)           $         AWARD(S)        (#)         ($)           ($)
- ---------------------  ---------  ---------  ---------  -------------  -----------  -----------  ---------  ---------------
Louis G. Lower, II...       1995  $ 416,000  $ 266,175    $  17,044     $ 199,890    $ 131,997   $ 411,122     $   5,250(1)
Chief Executive
 Officer and                1994  $ 389,050  $  26,950    $  25,889     $ 170,660          N/A           0     $   1,890(1)
 Chairman                   1993  $ 374,200  $ 294,683    $  52,443     $ 318,625          N/A   $  13,451     $   6,296(1)

- ------------
(1) Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under the Profit Sharing Fund and to its predecessor, The Savings and Profit Sharing Fund of Sears employees.

LEGAL PROCEEDINGS

From time to time the Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary damages are asserted. Management, after consultation with legal counsel, does not anticipate the ultimate liability arising from such pending or threatened litigation to have a material effect on the financial condition of the Company.

EXPERTS

The financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 and the related financial statement schedule included in this prospectus have been audited by Deloitte & Touche LLP, Two Prudential Plaza, 180 North Stetson Avenue, Chicago, Illinois, 60601-6779 independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Sutherland, Asbill and Brennan., of Washington, D.C., has provided advice on certain legal matters relating to the federal securities laws applicable to the issue and sale of the Contracts. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and the Company's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of the Company.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
GLENBROOK LIFE AND ANNUITY COMPANY:

We have audited the accompanying Statements of Financial Position of Glenbrook Life and Annuity Company as of December 31, 1995 and 1994, and the related Statements of Operations, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 1995. Our audits also included
Schedule IV -- Reinsurance. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Glenbrook Life and Annuity Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, Schedule IV
- -- Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 3 to the financial statements, in 1993 the Company changed its method of accounting for investments in fixed income securities.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

March 1, 1996

                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION

                                                                                                       DECEMBER 31,
                                                                                                   ---------------------
                                                                                                      1995       1994
                                                                                                   ----------  ---------
                                                                                                     ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities
      Available for sale, at fair value (amortized cost $44,112 and $51,527).....................  $   48,815  $  49,807
    Short-term...................................................................................       2,102        924
                                                                                                   ----------  ---------
        Total investments........................................................................      50,917     50,731
  Reinsurance recoverable from Allstate Life Insurance Company...................................   1,340,925    696,854
  Cash...........................................................................................         264
  Deferred income taxes..........................................................................                    542
  Other assets...................................................................................       2,021      2,118
  Separate Accounts..............................................................................      15,578
                                                                                                   ----------  ---------
        Total assets.............................................................................  $1,409,705  $ 750,245
                                                                                                   ----------  ---------
                                                                                                   ----------  ---------
Liabilities
  Contractholder funds...........................................................................  $1,340,925  $ 696,854
  Income taxes payable...........................................................................       1,637        605
  Deferred income taxes..........................................................................       1,828
  Net payable to Allstate Life Insurance Company.................................................         255        128
  Separate Accounts..............................................................................       5,048
                                                                                                   ----------  ---------
        Total liabilities........................................................................   1,349,693    697,587
                                                                                                   ----------  ---------
Shareholder's equity
  Common stock ($500 par value, 4,200 shares authorized, issued, and outstanding)................       2,100      2,100
  Additional capital paid-in.....................................................................      49,641     49,641
  Unrealized net capital gains (losses)..........................................................       3,357     (1,118)
  Retained income................................................................................       4,914      2,035
                                                                                                   ----------  ---------
        Total shareholder's equity...............................................................      60,012     52,658
                                                                                                   ----------  ---------
        Total liabilities and shareholder's equity...............................................  $1,409,705  $ 750,245
                                                                                                   ----------  ---------
                                                                                                   ----------  ---------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF OPERATIONS

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
                                                                                                     ($ IN THOUSANDS)
Revenues
  Net investment income.....................................................................  $   3,996  $   2,017  $     753
  Realized capital gains (losses)...........................................................        459                    83
                                                                                              ---------  ---------        ---
Income before income taxes..................................................................      4,455      2,017        836
Income tax expense..........................................................................      1,576        723        307
                                                                                              ---------  ---------        ---
Net income..................................................................................  $   2,879  $   1,294  $     529
                                                                                              ---------  ---------        ---
                                                                                              ---------  ---------        ---

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                            ADDITIONAL   UNREALIZED NET
                                                                 COMMON       CAPITAL     CAPITAL GAINS    RETAINED
                                                                  STOCK       PAID-IN       (LOSSES)        INCOME       TOTAL
                                                               -----------  -----------  ---------------  -----------  ---------
                                                                                       ($ IN THOUSANDS)
Balance, December 31, 1992...................................   $   2,100    $   9,641      $     (10)     $     212   $  11,943
  Net income.................................................                                                    529         529
  Change in unrealized net capital gains and losses..........                                     703                        703
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1993...................................       2,100        9,641            693            741      13,175
  Net income.................................................                                                  1,294       1,294
  Capital contribution.......................................                   40,000                                    40,000
  Change in unrealized net capital gains and losses..........                                  (1,811)                    (1,811)
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1994...................................       2,100       49,641         (1,118)         2,035      52,658
  Net income.................................................                                                  2,879       2,879
  Change in unrealized net capital gains and losses..........                                   4,475                      4,475
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1995...................................   $   2,100    $  49,641      $   3,357      $   4,914   $  60,012
                                                                    -----   -----------        ------          -----   ---------
                                                                    -----   -----------        ------          -----   ---------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1995       1994       1993
                                                                                         ---------  ---------  ---------
                                                                                                ($ IN THOUSANDS)
Cash flows from operating activities
  Net income...........................................................................  $   2,879  $   1,294  $     529
  Adjustments to reconcile net income to net cash from operating activities
    Deferred income taxes..............................................................        (39)
    Realized capital gains.............................................................       (459)                  (83)
    Changes in other operating assets and liabilities..................................      1,217       (180)       656
                                                                                         ---------  ---------  ---------
      Net cash from operating activities...............................................      3,598      1,114      1,102
                                                                                         ---------  ---------  ---------
Cash flows from investing activities
  Fixed income securities available for sale
    Proceeds from sales................................................................      7,836                 3,015
    Investment collections.............................................................      1,568        649        969
    Investment purchases...............................................................     (1,491)   (42,729)    (3,737)
  Participation in Separate Account....................................................    (10,069)
  Change in short-term investments, net................................................     (1,178)       667     (1,102)
                                                                                         ---------  ---------  ---------
      Net cash from investing activities...............................................     (3,334)   (41,413)      (855)
                                                                                         ---------  ---------  ---------
Cash flows from financing activities
  Capital contribution.................................................................                40,000
                                                                                         ---------  ---------  ---------
      Net cash from financing activities...............................................                40,000
                                                                                         ---------  ---------  ---------
Net increase (decrease) in cash........................................................        264       (299)       247
Cash at beginning of year..............................................................                   299         52
                                                                                         ---------  ---------  ---------
Cash at end of year....................................................................  $     264         --  $     299
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                ($ in thousands)

1.  ORGANIZATION AND NATURE OF OPERATIONS
    Glenbrook Life and Annuity Company (the "Company") is wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company ("Allstate"), a wholly-owned subsidiary of The Allstate Corporation (the "Corporation"). On June 30, 1995, Sears, Roebuck and Co. ("Sears") distributed its 80.3% ownership in the Corporation to Sears common shareholders through a tax-free dividend (the "Distribution").

The Company develops and markets flexible premium deferred variable annuity contracts and single and flexible premium deferred annuities to individuals through banks and financial institutions in the United States.

Annuity contracts issued by the Company are subject to discretionary withdrawal or surrender by the contractholder, subject to applicable surrender charges. These contracts are reinsured with Allstate Life (Note 4) which selects assets to meet the anticipated cash flow requirements of the assumed liabilities. Allstate Life utilizes various modeling techniques in managing the relationship between assets and liabilities and employs strategies to maintain investments which are sufficiently liquid to meet obligations to contractholders in various interest rate scenarios.

The Company monitors economic and regulatory developments which have the potential to impact its business. Currently there is proposed legislation which would permit banks greater participation in securities businesses, which could eventually present an increased level of competition for sales of the Company's annuity contracts. Furthermore, the federal government may enact changes which could possibly eliminate the tax-advantaged nature of annuities or eliminate consumers' need for tax deferral, thereby reducing the incentive for customers to purchase the Company's products. While it is not possible to predict the outcome of such issues with certainty, management evaluates the likelihood of various outcomes and develops strategies, as appropriate, to respond to such challenges.

Certain reclassifications have been made to the prior year financial statements to conform to the presentation for the current year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Life insurance accounting

The Company sells long-duration contracts that do not involve significant risk of policyholder mortality or morbidity (principally single and flexible premium annuities) which are considered investment contracts.

Contractholder funds

Contractholder funds arise from the issuance of individual and group annuities that include an investment component. Payments received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest accrued to the benefit of the contractholder less withdrawals, mortality charges and administrative expenses. Credited interest rates on contractholder funds ranged from 3.0% to 7.4% for those contracts with fixed interest rates and from 4.25% to 7.9% for those with flexible rates during 1995.

Separate Accounts

During 1995, the Company issued flexible premium deferred variable annuity contracts, the assets and liabilities of which are legally segregated and reflected in the accompanying statements of financial position as assets and liabilities of the Separate Accounts (Glenbrook Life and Annuity Company Variable Annuity Account and Glenbrook Life and Annuity Company Separate Account
A), unit investment trusts registered with the Securities and Exchange Commission. Assets of the Separate Accounts are invested in funds of management investment companies. For certain variable annuity contracts, the Company has entered into an exclusive distribution arrangement with distributors.

The assets of the Separate Accounts are carried at fair value. Unrealized gains and losses on the Company's participation in the Separate Account, net of deferred income taxes, is shown as a component of shareholder's equity. The Company's participation in the Separate Account, amounting to $10,530 at December 31, 1995, is subject to certain withdrawal restrictions which are dependent upon aggregate fund net asset values. In addition, limitations exist with regard to the maximum amount which can be withdrawn by the Company within any 30-day period.

Investment income and realized gains and losses of the Separate Accounts, other than the portion related to the Company's participation, accrue directly to the contractholders and, therefore, are not included in the accompanying statements of operations. Revenues to the Company from the Separate Accounts consist of contract maintenance fees, administrative fees and mortality and expense risk charges, which are entirely ceded to Allstate Life.

7

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Reinsurance

Beginning June 5, 1992, the Company reinsures all new business to Allstate Life (Note 4). Life insurance in force prior to that date is ceded to non-affiliated reinsurers.

Contract charges and credited interest are ceded and reflected net of such cessions in the statements of operations. Reinsurance recoverable and contractholder funds are reported separately in the statements of financial position.

Investments

Fixed income securities include bonds and mortgage-backed securities. Fixed income securities are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a separate component of shareholder's equity. Provisions are made to write down the carrying value of fixed income securities for declines in value that are other than temporary. Such writedowns are included in realized capital gains and losses.

Short-term investments are carried at cost which approximates fair value.

Investment income consists primarily of interest, which is recognized on an accrual basis. Interest income on mortgage-backed securities is determined on the effective yield method, based on the estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities and the enacted tax rates. Deferred income taxes also arise from unrealized capital gains or losses on fixed income securities carried at fair value.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  ACCOUNTING CHANGE

Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments classified as available for sale be carried at fair value. Previously, fixed income securities classified as available for sale were carried at the lower of amortized cost or fair value, determined in the aggregate. Unrealized holding gains and losses are reflected as a separate component of shareholder's equity, net of deferred income taxes. The net effect of adoption of this statement increased shareholder's equity at December 31, 1993 by $693, with no impact on net income.

4.  RELATED PARTY TRANSACTIONS

Reinsurance

Contract charges ceded to Allstate Life under reinsurance agreements were $1,523 and $409 in 1995 and 1994, respectively. Credited interest and expenses ceded to Allstate Life amounted to $71,905 and $26,177 in 1995 and 1994, respectively. Investment income earned on the assets which support contractholder funds is not included in the Company's financial statements as those assets were transferred to Allstate Life under the terms of reinsurance treaties. Reinsurance ceded arrangements do not discharge the Company as the primary insurer.

Business operations

The Company utilizes services and business facilities owned or leased, and operated by Allstate in conducting its business activities. The Company reimburses Allstate for the operating expenses incurred by Allstate on behalf of the Company. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Operating expenses, including

8

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

4.  RELATED PARTY TRANSACTIONS (Continued)
compensation and retirement and other benefit programs, allocated to the Company were $348, $271 and $59 in 1995, 1994 and 1993, respectively. Investment-related expenses are retained by the Company. All other costs are assumed by Allstate Life under reinsurance treaties.

Laughlin Group

Laughlin Group, Inc. ("Laughlin"), a wholly-owned subsidiary of Laughlin Group Holdings Inc., a wholly-owned subsidiary of Allstate Life which was acquired in September 1995, is a third-party marketer which distributes the products of insurance carriers including the Company. Laughlin markets the Company's flexible premium deferred variable annuity contracts and flexible premium deferred annuities. Sales commissions paid to Laughlin subsequent to the acquisition date of $3,439 were ceded to Allstate Life.

5.  INCOME TAXES

Allstate Life and its life insurance subsidiaries, including the Company, will file a consolidated federal income tax return. Tax liabilities and benefits realized by the consolidated group are allocated as generated by the respective subsidiaries, whether or not such benefits generated by the subsidiaries would be available on a separate return basis. The Corporation and its domestic subsidiaries including the Company (the "Allstate Group"), will be eligible to file a consolidated tax return beginning in the year 2000.

Prior to the Distribution, the Allstate Group joined with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and were parties to a federal income tax allocation agreement (the "Tax Sharing Agreement"). As a member of the Sears Tax Group, the Corporation was jointly and severally liable for the consolidated income tax liability of the Sears Tax Group. Under the Tax Sharing Agreement, the Company, through the Corporation, paid to or received from the Sears Group the amount, if any, by which the Sears Tax Group's federal income tax liability was affected by virtue of inclusion of the Allstate Group in the consolidated federal income tax return. Effectively, this resulted in the Company's annual income tax provision being computed as if the Company filed a separate return, except that items such as net operating losses, capital losses or similar items which might not be immediately recognizable in a separate return, were allocated according to the Tax Sharing Agreement and reflected in the Company's provision to the extent that such items reduced the Sears Tax Group's federal tax liability.

The Allstate Group and Sears Group have entered into an agreement which governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Distribution ("Consolidated Tax Years"). The agreement provides that all Consolidated Tax Years will continue to be governed by the Tax Sharing Agreement with respect to the Company's federal income tax liability and taxes payable to or recoverable from the Sears Group.

The components of the deferred income tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                                                                                           1995       1994
                                                                                                         ---------  ---------
Unrealized net capital losses on fixed income securities...............................................         --  $     602
Other..................................................................................................                     4
                                                                                                         ---------        ---
  Total deferred assets................................................................................         --        606
                                                                                                         ---------        ---
                                                                                                         ---------        ---
Unrealized net capital gains on fixed income securities................................................  $  (1,807)
Difference in tax bases of investments.................................................................        (21)
Other..................................................................................................                   (64)
                                                                                                         ---------        ---
  Total deferred liabilities...........................................................................     (1,828)       (64)
                                                                                                         ---------        ---
  Net deferred (liability) asset.......................................................................  $  (1,828) $     542
                                                                                                         ---------        ---
                                                                                                         ---------        ---

9

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

5.  INCOME TAXES (Continued)
The components of income tax expense are as follows:

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
Current.....................................................................................  $   1,615  $     652  $     290
Deferred....................................................................................        (39)        71         17
                                                                                              ---------        ---        ---
  Income tax expense........................................................................  $   1,576  $     723  $     307
                                                                                              ---------        ---        ---
                                                                                              ---------        ---        ---

The Company paid income taxes of $874, $57 and $290 in 1995, 1994 and 1993, respectively, under the Tax Sharing Agreement. The Company had income taxes payable to Allstate Life of $1,637 and $605 at December 31, 1995 and 1994, respectively.

6.  INVESTMENTS

Fair values

The amortized cost, fair value and gross unrealized gains and losses for fixed income securities are as follows:

                                                                                                GROSS UNREALIZED
                                                                                  AMORTIZED   --------------------
                                                                                    COST        GAINS     LOSSES    FAIR VALUE
                                                                                 -----------  ---------  ---------  -----------
At December 31, 1995
U.S. government and agencies...................................................   $  24,722   $   3,470         --   $  28,192
Corporate......................................................................       1,304         120                  1,424
Mortgage-backed securities.....................................................      18,086       1,113                 19,199
                                                                                 -----------  ---------  ---------  -----------
  Totals.......................................................................   $  44,112   $   4,703         --   $  48,815
                                                                                 -----------  ---------  ---------  -----------
                                                                                 -----------  ---------  ---------  -----------
At December 31, 1994
U.S. government and agencies...................................................   $  31,005   $      30  $   1,126   $  29,909
Mortgage-backed securities.....................................................      20,522                    624      19,898
                                                                                 -----------  ---------  ---------  -----------
  Total........................................................................   $  51,527   $      30  $   1,750   $  49,807
                                                                                 -----------  ---------  ---------  -----------
                                                                                 -----------  ---------  ---------  -----------

Scheduled maturities

The scheduled maturities of fixed income securities available for sale at December 31, 1995 are as follows:

                                                                                                      AMORTIZED     FAIR
                                                                                                        COST        VALUE
                                                                                                     -----------  ---------
Due in one year or less............................................................................   $     398   $     403
Due after one year through five years..............................................................
Due after five years through ten years.............................................................      15,883      17,681
Due after ten years................................................................................       9,745      11,532
                                                                                                     -----------  ---------
                                                                                                         26,026      29,616
Mortgage-backed securities.........................................................................      18,086      19,199
                                                                                                     -----------  ---------
  Total............................................................................................   $  44,112   $  48,815
                                                                                                     -----------  ---------
                                                                                                     -----------  ---------

Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

10

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

6.  INVESTMENTS (Continued)
Unrealized net capital gains and losses

Unrealized net capital gains and losses on fixed income securities and the Company's participation in the Separate Account included in shareholder's equity at December 31, 1995 are as follows:

                                                                                                                UNREALIZED
                                                                                         AMORTIZED     FAIR     NET GAINS/
                                                                                           COST        VALUE     (LOSSES)
                                                                                        -----------  ---------  -----------
Fixed income securities...............................................................   $  44,112   $  48,815   $   4,703
Participation in Separate Account.....................................................      10,069      10,530         461
Deferred income taxes.................................................................                              (1,807)
                                                                                                                -----------
  Total...............................................................................                           $   3,357
                                                                                                                -----------
                                                                                                                -----------

The change in unrealized net capital gains and losses for fixed income securities and the Company's participation in the Separate Account is as follows:

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
Fixed income securities.....................................................................  $   6,423  $  (2,786) $   1,076
Participation in Separate Account in 1995...................................................        461
Deferred income taxes.......................................................................     (2,409)       975       (373)
                                                                                              ---------  ---------  ---------
Change in unrealized net capital gains and losses...........................................  $   4,475  $  (1,811) $     703
                                                                                              ---------  ---------  ---------
                                                                                              ---------  ---------  ---------

Components of net investment income

Investment income by investment type is as follows:

                                                                                                     YEAR ENDED DECEMBER 31,
                                                                                                 -------------------------------
                                                                                                   1995       1994       1993
                                                                                                 ---------  ---------  ---------
Investment income:
  Fixed income securities......................................................................  $   3,850  $   1,984  $     729
  Short-term...................................................................................        113         48         35
  Participation in Separate Account in 1995....................................................         69
                                                                                                 ---------  ---------        ---
Investment income, before expense..............................................................      4,032      2,032        764
Investment expense.............................................................................         36         15         11
                                                                                                 ---------  ---------        ---
Net investment income..........................................................................  $   3,996  $   2,017  $     753
                                                                                                 ---------  ---------        ---
                                                                                                 ---------  ---------        ---

Realized capital gains and losses

Realized capital gains on investments are as follows:

                                                                                                         YEAR ENDED
                                                                                                        DECEMBER 31,
                                                                                                      ----------------
                                                                                                      1995  1994  1993
                                                                                                      ----  ----  ----
Fixed income securities.............................................................................  $459  $ --  $83
Income tax..........................................................................................   161         29
                                                                                                      ----  ----  ----
Net realized gains..................................................................................  $298  $ --  $54
                                                                                                      ----  ----  ----
                                                                                                      ----  ----  ----

11

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

6.  INVESTMENTS (Continued)
Proceeds from sales of fixed income securities

The proceeds from sales of investments in fixed income securities, excluding calls, were $7,836 and $3,015, with related gross realized gains of $459 and $22 for 1995 and 1993, respectively. There were no such amounts realized in 1994.

Securities on deposit

At December 31, 1995, fixed income securities with a carrying value of $10,085 were on deposit with regulatory authorities as required by law.

7.  FINANCIAL INSTRUMENTS
    In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value of all financial assets other than fixed income securities and all liabilities other than contractholder funds approximates their carrying value as they are short-term in nature.

Fair values for fixed income securities are based on quoted market prices. The December 31, 1995 and 1994 fair values and carrying values of fixed income securities are discussed in Note 6.

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the fund balance less surrender charge. The fair value of immediate annuities with fixed terms are estimated using discounted cash flow calculations based on interest rates currently offered for contracts with similar terms and duration. Contractholder funds on investment contracts had a carrying value of $1,340,925 at December 31, 1995 and a fair value of $1,282,248. The carrying value and fair value at December 31, 1994 were $696,854 and $670,930, respectively.

8.  STATUTORY FINANCIAL INFORMATION
    The following tables reconcile net income and shareholder's equity as reported herein in conformity with generally accepted accounting principles with statutory net income and capital and surplus, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities:

                                                                                                       NET INCOME
                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                             -------------------------------
                                                                                               1995       1994       1993
                                                                                             ---------  ---------  ---------
Balance per generally accepted accounting principles.......................................  $   2,879  $   1,294  $     529
  Income taxes.............................................................................       (164)        29          8
  Interest maintenance reserve.............................................................                   (53)        27
  Non-admitted assets and statutory reserves...............................................        (46)        15        (47)
                                                                                             ---------  ---------        ---
Balance per statutory accounting practices.................................................  $   2,669  $   1,285  $     517
                                                                                             ---------  ---------        ---
                                                                                             ---------  ---------        ---

                                                                                   SHAREHOLDER'S
                                                                                       EQUITY
                                                                                    DECEMBER 31,
                                                                                  ----------------
                                                                                   1995     1994
                                                                                  -------  -------
Balance per generally accepted accounting principles............................  $60,012  $52,658
  Income taxes..................................................................      698     (575)
  Unrealized net capital gains (losses).........................................   (4,703)   1,719
  Non-admitted assets and statutory reserves....................................   (1,702)  (1,635)
                                                                                  -------  -------
Balance per statutory accounting practices......................................  $54,305  $52,167
                                                                                  -------  -------
                                                                                  -------  -------

Permitted statutory accounting practices

The Company prepares their statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the insurance department of the State of Illinois. Prescribed statutory accounting practices include a variety of publications of the National

12

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ in thousands)

8.  STATUTORY FINANCIAL INFORMATION (Continued)
Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company does not follow any permitted statutory accounting practices that have a material effect on statutory surplus or risk-based capital.

Dividends

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1996 without prior approval of both the Illinois and California Departments of Insurance is $5,220.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            SCHEDULE IV--REINSURANCE
                                ($ in thousands)

                                                                                           GROSS
                                                                                          AMOUNT       CEDED    NET AMOUNT
                                                                                        -----------  ---------  -----------
Year Ended December 31, 1995
Life insurance in force...............................................................   $   1,250   $   1,250   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----
Premiums and contract charges:
  Life and annuities..................................................................   $   6,571   $   6,571   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----


                                                                                           GROSS
                                                                                          AMOUNT       CEDED    NET AMOUNT
                                                                                        -----------  ---------  -----------
Year Ended December 31, 1994
Life insurance in force...............................................................   $   1,250   $   1,250   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----
Premiums and contract charges:
  Life and annuities..................................................................   $     409   $     409   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----

                                                                                           GROSS
                                                                                          AMOUNT       CEDED    NET AMOUNT
                                                                                        -----------  ---------  -----------
Year Ended December 31, 1993
Life insurance in force...............................................................   $   1,250   $   1,250   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----
Premiums and contract charges:
  Life................................................................................           6           6          --
  Contract charges....................................................................          70          70          --
                                                                                             -----   ---------       -----
                                                                                         $      76   $      76   $      --
                                                                                             -----   ---------       -----
                                                                                             -----   ---------       -----

                       GLENBROOK LIFE AND ANNUITY COMPANY
                              FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED JUNE 30, 1996


                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1996          1995
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)

                                                                                            ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities available for sale, at fair value (amortized cost $45,730
     and $44,112).....................................................................   $  47,344    $   48,815
    Short-term........................................................................       2,070         2,102
                                                                                        -----------  ------------
      Total investments...............................................................      49,414        50,917
  Reinsurance recoverable from Allstate Life Insurance Company........................   1,713,632     1,340,925
  Cash................................................................................       2,804           264
  Other assets........................................................................       2,339         2,021
  Separate Accounts...................................................................      99,079        15,578
                                                                                        -----------  ------------
      Total assets....................................................................   $1,867,268   $1,409,705
                                                                                        -----------  ------------
                                                                                        -----------  ------------
Liabilities
  Contractholder funds................................................................   $1,713,632   $1,340,925
  Income taxes payable................................................................       2,520         1,637
  Deferred income taxes...............................................................         942         1,828
  Net payable to Allstate Life Insurance Company......................................       2,721           255
  Separate Accounts...................................................................      87,902         5,048
                                                                                        -----------  ------------
      Total liabilities...............................................................   1,807,717     1,349,693
                                                                                        -----------  ------------
Shareholder's equity
  Common stock, $500 par value, 4,200 shares authorized, issued and outstanding.......       2,100         2,100
  Additional capital paid-in..........................................................      49,641        49,641
  Unrealized net capital gains........................................................       1,697         3,357
  Retained income.....................................................................       6,113         4,914
                                                                                        -----------  ------------
      Total shareholder's equity......................................................      59,551        60,012
                                                                                        -----------  ------------
      Total liabilities and shareholder's equity......................................   $1,867,268   $1,409,705
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF OPERATIONS

                                                                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                        JUNE 30,              JUNE 30,
                                                                                  --------------------  --------------------
                                                                                    1996       1995       1996       1995
                                                                                  ---------  ---------  ---------  ---------
                                                                                      (UNAUDITED)           (UNAUDITED)
Revenues
  Net investment income.........................................................  $     941  $   1,022  $   1,864  $   2,018
                                                                                        ---  ---------  ---------  ---------
Income before income taxes......................................................        941      1,022      1,864      2,018
Income tax expense..............................................................        336        363        665        717
                                                                                        ---  ---------  ---------  ---------
Net income......................................................................  $     605  $     659  $   1,199  $   1,301
                                                                                        ---  ---------  ---------  ---------
                                                                                        ---  ---------  ---------  ---------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                             ----------------------
                                                                                                1996        1995
                                                                                             -----------  ---------
                                                                                                  (UNAUDITED)

                                                                                                ($ IN THOUSANDS)
Cash flows from operating activities
  Net income...............................................................................   $   1,199   $   1,301
  Adjustments to reconcile net income to net cash provided by operating activities
    Deferred income taxes..................................................................           7          25
    Changes in other operating assets and liabilities......................................       3,012         478
                                                                                             -----------  ---------
      Net cash provided by operating activities............................................       4,218       1,804
                                                                                             -----------  ---------
Cash flows from investing activities
  Fixed income securities
    Investment collections.................................................................       1,389         685
    Investment purchases...................................................................      (2,989)     (1,491)
  Change in short-term investments, net....................................................          32        (998)
  Participation in Separate Account........................................................        (110)
                                                                                             -----------  ---------
      Net cash used in investing activities................................................      (1,678)     (1,804)
                                                                                             -----------  ---------
Net increase in cash.......................................................................       2,540           0
Cash at beginning of period................................................................         264           0
                                                                                             -----------  ---------
Cash at end of period......................................................................   $   2,804   $       0
                                                                                             -----------  ---------
                                                                                             -----------  ---------

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
                                ($ in thousands)

1.  BASIS OF PRESENTATION

Glenbrook Life and Annuity Company (the "Company") is wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation.

The statements of financial position as of June 30, 1996, the statements of operations for the three-month and six-month periods ended June 30, 1996 and 1995, and the statements of cash flows for the six-month periods then ended are unaudited. These interim financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for the fair presentation of the financial position, results of operations and cash flows for the interim periods. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Glenbrook Life and Annuity Company Annual Report on Form 10K for 1995. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

To conform with the 1996 presentation, certain items in the prior year's financial statements have been reclassified.

2.  REINSURANCE

The Company reinsures substantially all business with Allstate Life. Contract charges ceded to Allstate Life under reinsurance agreements were $1,480 and $806 for the six-month periods ended June 30, 1996 and 1995, respectively. Credited interest and expenses ceded to Allstate Life amounted to $52,768 and $29,890 for the six-month periods ended June 30, 1996 and 1995, respectively. Investment income earned on the assets which support contractholder funds was excluded from the Company's financial statements as those assets were transferred to Allstate Life under the terms of reinsurance treaties. Reinsurance ceded arrangements do not discharge the Company as the primary insurer.

                                   APPENDIX A
                            MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

      I =  the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the establishment of the Sub-account.

      N =  the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the
           Sub-account's Guarantee Period.

      J =  the Treasury Rate for a maturity equal to the Sub-accounts Guarantee Periodfor the week preceding the receipt of the withdrawal request, transfer request, death benefit request, or income payment request. If a Note with a maturity of the original guarantee period is not available, a weighted average will be used.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

 .9* (I-J)* N

Any transfer, withdrawal in excess of the free withdrawal amount, or death benefit paid from a Sub-account of the Guaranteed Maturity Fixed Account will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

                                  ILLUSTRATION

                       EXAMPLE OF MARKET VALUE ADJUSTMENT

Purchase
Payment:         $10,000
Guarantee
Period:          5 years
Interest Rate:   4.75%
Full
Withdrawal:      End of Contract Year 3

    NOTE: This illustration assumes that premium taxes were not applicable.

                 Example 1: (Assumes declining interest rates)

           Step 1: Calculate Account Value at End of Contract Year 3:

                      = 10,000.00 * (1.475)3 = $11,493.76

                 Step 2: Calculate the Free Withdrawal Amount:

                        = .15 * (10,000.00) = $1,500.00

                    Step 3: Calculate the Withdrawal Charge:

                    = .05 * (10,000.00 - 1,500.00) = $425.00

                 Step 4: Calculate the Market Value Adjustment:

                                    I= 4.75%
                                    J= 4.25%
                                    N =730 days = 2
          365 days

                Market Value Adjustment Factor: .9 * (I--J) * N

                       = .9 * (.0475 - .0425) * 2 = .009

 Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment:

                      = .009 * (11,493.76 - 1,500) $89.94

    Step 5: Calculate The Amount Received by Customers as a Result of a Full
                   Withdrawal at the end of Contract Year 3:

                   = 11,493.76 - 425.00 + 89.94 = $11,158.70

                   Example 2: (Assumes rising interest rates)

           Step 1: Calculate Account Value at End of Contract Year 3:

                      = 10,000.00 * (1.0475)3 = $11,493.76

                 Step 2: Calculate the Free Withdrawal Amount:

                        = .15 * (10,000.00) = $1,500.00

                    Step 3: Calculate the Withdrawal Charge:

                    = .05 * (10,000.00 - 1,500.00) = $425.00

                 Step 4: Calculate the Market Value Adjustment:

                                    I= 4.75%
                                    J= 5.25%
                                    N =730 days = 2
          365 days

                 Market Value Adjustment Factor: .9 * (I-J) * N

                      = .9 * (.0475 - .0525) * (2) = -.009

  Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment

                     = -.009 * ($11,493.76 -1,500) = 89.94

     Step 5: Calculate The Net Withdrawal Value at End of Contract Year 3:

                   = 11,493.76 - 425.00 - 89.94 = $10,978.82

             STATEMENT OF ADDITIONAL INFORMATION: TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Additions, Deletions or Substitutions of
 Investments...................................           3

Reinvestment...................................           3

The Contract...................................           4

  Purchase of Contracts........................           4

  Performance Data.............................           4

  Tax-free Exchanges (1035 Exchanges, Rollovers
   and Transfers)..............................           5

  Premium Taxes................................           6

  Tax Reserves.................................           6

Income Payments................................           6

  Calculation of Variable Annuity Unit Values..           6

General Matters................................           7

                                                    PAGE
                                                    -----

  Incontestability.............................           7

  Settlements..................................           7

  Safekeeping of the Variable Account's
   Assets......................................           7

Federal Tax Matters............................           7

  Introduction.................................           7

  Taxation of Glenbrook Life and Annuity
   Company.....................................           8

  Exceptions to the Non-Natural Owner Rule.....           8

  IRS Required Distribution at Death Rules.....           8

  Qualified Plans..............................           9

  Types of Qualified Plans.....................           9

Variable Account Financial Statements..........          11

ORDER FORM

Please send me a copy of the most recent Statement of Additional Information for the Glenbrook Provider Variable Annuity.

- -------------------   --------------------------------------
       (Date)                         (Name)
                      --------------------------------------
                                 (Street Address)
                      --------------------------------------
                       (City)                 (State)  (Zip
                                       Code)

Send to:  Glenbrook Life and Annuity Company
       Post Office Box 94042
       Palatine, Illinois 60094-4042
       Attention: VA Customer Service Unit

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling $58,272 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees -- $5,272.41; cost of printing and engraving -- $30,000 ; legal fees -- $20,000 (approximate); and accounting fees -- $3,000.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The By-Laws of Glenbrook Life and Annuity Company ("Registrant") which are incorporated herein by reference as Exhibit (3), provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
   NO.                                         DESCRIPTION
- ---------  -----------------------------------------------------------------------------------
 (1)       Underwriting Agreement*
 (2)       Not Applicable
 (3)       Articles of Incorporation**, By-Laws**
 (4)       Contract and Application*
 (5)       Opinion of General Counsel re: Legality
 (6)       Not Applicable
 (7)       Not Applicable
 (8)       Not Applicable
 (9)       Not Applicable
(10)       Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate Life
           Insurance Company**
(11)       Not Applicable
(12)       Not Applicable
(13)       Not Applicable
(14)       Not Applicable
(15)       Not Applicable
(16)       Not Applicable
(22)       Not Applicable
(23)(a)    Consent of Independent Public Accountants
(23)(b)    Consent of Counsel
(24)       Powers of Attorney
(26)       Not Applicable
(27)       Financial Data Schedule
(28)       Not Applicable
(29)       Not Applicable


- ------------------------

 * Filed and incorporated by reference in N-4 registration statement dated August 23, 1996 (333-00999)



** Previously filed and incorporated by reference in Registrant's S-1 registration statement dated June 28, 1996 (333-07275).

ITEM 17. UNDERTAKINGS

    The undersigned registrant, Glenbrook Life and Annuity Company, hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of Glenbrook Life and Annuity Company ("Registrant"), Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               INDEX TO EXHIBITS

    The following exhibits are filed herewith:

 (1)       Underwriting Agreement*
 (2)       Not Applicable
 (3)       Articles of Incorporation,** By-Laws**
 (4)       Contract and Application*
 (5)       Opinion of General Counsel re: Legality
 (6)       Not Applicable
 (7)       Not Applicable
 (8)       Not Applicable
 (9)       Not Applicable
(10) Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate Life Insurance Company**
(11)       Not Applicable
(12)       Not Applicable
(14)       Not Applicable
(15)       Not Applicable
(16)       Not Applicable
(22)       Not Applicable
(23)(a)    Consent of Independent Certified Public Accountants
(23)(b)    Consent of Counsel
(24)       Powers of Attorney
(26)       Not Applicable
(27)       Financial Data Schedule
(29)       Not Applicable

- ------------------------
 * Filed and incorporated by reference in N-4 registration statement dated August 23, 1996 (333-00999)

** Previously filed and incorporated by reference in Registrant's S-1 registration statement dated June 28, 1996 (333-07275).